UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material under § 240.14a-12

SKECHERS U.S.A., INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SKECHERS U.S.A., INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to Be Held on Tuesday, May 20, 2025

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Skechers U.S.A., Inc., a Delaware corporation, to be held on Tuesday, May 20, 2025 at 1:00 p.m. Pacific Time. This year’s Annual Meeting will be held solely virtually via the Internet at www.virtualshareholdermeeting.com/SKX2025. You will not be able to attend the Annual Meeting in person.

Our Annual Meeting is being held to elect three nominees for election named in the enclosed Proxy Statement as members to the Board of Directors to serve for a three-year term as Class II Directors, and to transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has set the close of business on March 21, 2025 as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 20, 2025: Our Proxy Statement and 2024 Annual Report are available in the SEC Filings section of the investor relations page of our corporate website at https://investors.skechers.com/financial-data/all-sec-filings and at www.proxyvote.com.

This year, we are continuing to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials, which include the Notice of Annual Meeting, our Proxy Statement, our 2024 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the Internet and how to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. If you receive a paper copy of our proxy materials, you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided, or by utilizing the telephone or Internet voting systems. Returning a signed proxy card or submitting a proxy over the Internet or by telephone will not affect your right to vote at the virtual Annual Meeting. Please submit your proxy promptly to avoid the expense of additional proxy solicitation.

You are cordially invited to attend the Annual Meeting virtually, and if you plan to attend the Annual Meeting you must log in to www.virtualshareholdermeeting.com/SKX2025 using the 16-digit control number on the Notice, proxy card or voting instruction form that accompanied the proxy materials.

FOR THE BOARD OF DIRECTORS

Philip G. Paccione, Corporate Secretary
Dated: April 8, 2025
Manhattan Beach, California

SKECHERS U.S.A., INC.

PROXY STATEMENT

For Annual Meeting of Stockholders to be Held

May 20, 2025 at 1:00 p.m. Pacific Time

This Proxy Statement is delivered to you by Skechers U.S.A., Inc., a Delaware corporation (“we,” “us,” “our,” “our company” or “Skechers”), in connection with our Annual Meeting of Stockholders to be held on May 20, 2025 at 1:00 p.m. Pacific Time (the “Annual Meeting”). The Annual Meeting will be held solely virtually via the Internet at www.virtualshareholdermeeting.com/SKX2025. The Board of Directors of Skechers (the “Board”) is soliciting proxies to be voted at the Annual Meeting.

As permitted by the Securities and Exchange Commission (“SEC”), Skechers is providing most stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or about April 8, 2025, we will mail to most stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials over the Internet and mail printed copies of the proxy materials to the rest of our stockholders. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in our Proxy Statement and our 2024 Annual Report to Stockholders. The Notice also instructs you on how to submit your proxy via the Internet. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

YOUR VOTE IS VERY IMPORTANT.

If a proxy is duly granted and returned over the Internet, by telephone or by mailing a proxy card in the accompanying form, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted FOR the election of the nominees for director named herein. Any proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying our Corporate Secretary, Philip Paccione, in writing of such revocation, by duly executing and delivering another proxy bearing a later date, by submitting another proxy by telephone or via the Internet (your latest telephone or Internet voting instructions are followed) or by attending and voting at the virtual Annual Meeting. If your shares are held in street name and you want to change your vote, please contact your broker, bank or other nominee to find out how to do so. We will incur the cost of this solicitation of proxies. In addition, our officers and other regularly engaged employees may, in a limited number of instances, solicit proxies. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our Class A Common Stock and Class B Common Stock.

Shares Outstanding and Quorum

Holders of our Class A Common Stock and Class B Common Stock of record at the close of business on March 21, 2025 will be entitled to vote at the Annual Meeting. There were 131,181,549 shares of Class A Common Stock and 19,313,651 shares of Class B Common Stock outstanding on that date. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, the shares of Class A Common Stock and Class B Common Stock vote together as a single class on all matters upon which stockholders have the right to vote, and the presence virtually or by proxy of holders of a majority of the combined voting interest of the outstanding shares of Class A Common Stock and Class B Common Stock is necessary to constitute a quorum for the Annual Meeting. A quorum must be established to consider any matter. Your shares will be accounted as present at the Annual Meeting if you are present at the virtual Annual Meeting or have properly submitted a proxy card by mail or submitted a proxy by telephone or over the Internet.

How You Can Vote

You may vote by attending the Annual Meeting and voting at the virtual meeting or you may vote by submitting a proxy. If you are the record holder of your stock, you may vote by submitting your proxy via the Internet, by telephone or through the mail.

To vote via the Internet, follow the instructions on the Notice or go to the Internet address stated on your proxy card. To vote by telephone, call the number on your proxy card. If you receive only the Notice, you may follow the procedures outlined in the Notice to request a proxy card.

As an alternative to voting by telephone or via the Internet, you may vote by mail. If you receive only the Notice, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you receive a paper copy of the proxy materials and wish to vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you hold your shares of our Class A Common Stock in street name you will receive the Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of our Proxy Statement and proxy card by following the instructions on the Notice provided by your broker, bank or other nominee.

The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 19, 2025 for shares held directly and by 11:59 p.m., Eastern Time, on May 15, 2025 for shares held in any of our employee benefit or retirement plans. Stockholders who submit a proxy via the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by such stockholders. Stockholders who submit a proxy via the Internet or by telephone need not return a proxy card or the form forwarded by your broker, bank or other nominee by mail.

Attending and Voting at the Virtual Annual Meeting

The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/SKX2025. You will not be able to attend the Annual Meeting in person.

Access to the Annual Meeting. The live audio webcast of the Annual Meeting will begin at 1:00 p.m. Pacific Time. Online access to the webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

Log-in Instructions. Stockholders will need to log-in to www.virtualshareholdermeeting.com/SKX2025 using the 16-digit control number on the Notice, proxy card or voting instruction form to attend the Annual Meeting.

Submitting Questions at the Annual Meeting. Stockholders may submit questions and vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/SKX2025. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice, proxy card or voting instruction form to submit questions and vote at our Annual Meeting. After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to Skechers and that are submitted in accordance with the Rules of Conduct for the Annual Meeting, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficient use of our resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder.

Technical Assistance. Beginning 30 minutes prior to the start of, and during, the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log-in page at www.virtualshareholdermeeting.com/SKX2025.

Voting shares prior to and at the virtual Annual Meeting. Stockholders may vote their shares at www.proxyvote.com prior to the day of the virtual Annual Meeting or at www.virtualshareholdermeeting.com/SKX2025 on the day of, and during, the virtual Annual Meeting. If you are a beneficial owner, you must submit a legal proxy from your broker or other nominee as the record holder and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on the Record Date.

Counting of Votes

Pursuant to Proposal No. 1, the three candidates for director receiving the most “For” votes of the votes entitled to be voted at the Annual Meeting will become directors of Skechers. Because directors are elected by a plurality of the votes cast, a “Withhold” vote as to Proposal No. 1 will not have any effect on the election of directors as long as one vote is cast for each director nominee. Stockholders may not cumulate their votes.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. With respect to our 2025 Annual Meeting, brokers are not permitted to vote on Proposal No. 1 without instructions from the beneficial owner. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting and will not be counted in determining whether there is a quorum.

Householding

The SEC has adopted rules that permit companies and intermediaries such as banks and brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement or Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate copies of our Notice or Proxy Statement and 2024 Annual Report, please notify your bank or broker, direct your written request to Investor Relations, Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266, or contact our investor relations advisory firm, Addo Communications, by telephone at (310) 829-5400. Stockholders who currently receive multiple copies of our Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

Our principal executive office is located at 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with each director serving a three-year term and until their successors is duly elected and qualified or until their death, resignation or removal. One class of directors is elected annually at our annual meeting of stockholders. The nominees for election to our Board of Directors at our 2025 Annual Meeting of Stockholders are Michael Greenberg, David Weinberg and Zulema Garcia. For more information regarding our nominees, please see “Information Concerning Director Nominees” below.

Unless otherwise directed by stockholders, within the limits set forth in our bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of Michael Greenberg, David Weinberg and Zulema Garcia, who are director nominees and are currently members of the Board of Directors. We have been advised by Michael Greenberg, David Weinberg and Zulema Garcia of their availability and willingness to serve if re-elected. In the event that any of Michael Greenberg, David Weinberg or Zulema Garcia becomes unavailable or unable to serve as a member of the Board of Directors prior to the voting, the proxy holders will refrain from voting for them or will vote for a substitute nominee in the exercise of their best judgment.

The Board of Directors recommends a vote FOR each of these director nominees.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

For each director nominee and director, set forth below is his or her name, age, tenure as a director of our company, and a description of his or her principal occupation, other business experience, public company and other directorships held during the past five years. The specific experiences, qualifications, attributes and skills that led the Board of Directors to conclude that each nominee should serve as a director at this time are described below.

Information Concerning Director Nominees

Name	Age	Class and Year in Which Term Will Expire if Re-elected	Position
Michael Greenberg	62	Class II (2028)	President and Director
David Weinberg	74	Class II (2028)	Chief Operating Officer, Executive Vice President and Director
Zulema Garcia	51	Class II (2028)	Director

Michael Greenberg has served as our President and a member of our Board of Directors since our company’s inception in 1992, and from June 1992 to October 1993, he served as our Chairman of the Board.

Mr. Greenberg’s qualifications to serve on our Board include over 35 years of experience in the footwear industry, specifically in sales, including his leadership as President of our company for over 30 years.

David Weinberg has served as our Chief Operating Officer since January 2006, as our Chief Financial Officer from September 2009 to November 2017 and from October 1993 to January 2006, and as Executive Vice President and a member of our Board of Directors since July 1998.

Mr. Weinberg’s qualifications to serve on our Board include over 30 years of experience in the footwear industry, specifically in finance and operations, including more than 20 years as our Chief Financial Officer and over 15 years as our Chief Operating Officer.

Zulema Garcia has served as a member of our Board of Directors since December 2021. She joined Herbalife in October 2019, serving as Senior Vice-President of Worldwide Spend Management from August 2023 to September 2024 and as Senior Vice-President of Internal Audit from October 2019 to August 2023. Prior to that, she worked at KPMG LLP for 24 years, including 11 years as an audit partner until September 2019. While at KPMG, she spent two years in the professional practice group in KPMG’s New York office focusing on a various accounting, audit and SEC reporting matters. She also served as Diversity Co-Partner Champion for KPMG’s Audit Practice in the United States and KPMG’s Diversity Advisory Group. Ms. Garcia currently serves on the Board of Trustees of Mount St. Mary’s University in Los Angeles. Ms. Garcia received her bachelor’s degree in business administration, with an emphasis in accounting, from Mount St. Mary’s University.

Ms. Garcia’s qualifications to serve on our Board include over 25 years of accounting and finance experience and being licensed as a certified public accountant in California and New York. As Senior Vice President of Internal Audit at Herbalife, her responsibilities included overseeing worldwide financial, operational, and IT internal audit activities for Herbalife. While at KPMG, Ms. Garcia provided financial statement audit, audit of internal control over financial reporting (SOX 404), performance improvement consulting, equity financings including initial public offerings, and mergers and acquisitions services to SEC registrants and private companies in a variety of industries including retail, consumer products, manufacturing, industrial, and biopharmaceutical products.

Directors Not Standing for Election

The members of the Board of Directors who are continuing and not standing for election at this year’s Annual Meeting are set forth below.

Name	Age	Class and Year in Which Term Will Expire	Position
Robert Greenberg	85	Class I (2027)	Chairman of the Board and
			Chief Executive Officer
Morton Erlich	80	Class I (2027)	Director
Katherine Blair	55	Class III (2026)	Director
Yolanda Macias	59	Class III (2026)	Director
Richard Siskind	79	Class III (2026)	Director

Robert Greenberg has served as our Chairman of the Board and Chief Executive Officer since October 1993.

Mr. Greenberg is uniquely qualified to serve on and lead our Board of Directors with over 40 years of experience in the footwear industry, primarily in branding and product design, including over 30 years as our founder, leader and one of our largest stockholders since our inception in 1992.

Morton Erlich has served as a member of our Board of Directors since January 2006 and has been an independent investor and consultant since October 2004. From October 2013 to March 2024, Mr. Erlich served as a member of the board of directors and chairman of the audit committee of American Vanguard Corporation. Mr. Erlich worked for 34 years at KPMG LLP including 24 years as an audit partner until retiring in September 2004. His last position at KPMG LLP was Managing Partner of the office in Woodland Hills, California. Mr. Erlich is currently a member of the Board of Governors of the City of Hope and former president and chairman of the board of the Los Angeles Chapter of Alzheimer's Association.

Mr. Erlich’s qualifications to serve on our Board include 34 years of accounting and finance experience at KPMG LLP and being licensed as a certified public accountant in California since 1974. His license has been inactive since 2006. While a partner with KPMG LLP, Mr. Erlich served as lead audit partner for numerous companies in a variety of industries including companies in consumer markets, manufacturing, distribution and retail sectors. His accounting and finance experience includes expertise with various types of transactions such as bank lines of credit, debt financings, equity financings including public offerings, and mergers and acquisitions.

Katherine Blair has served as a member of our Board of Directors since May 2019. Ms. Blair also served as a member of the board of directors of Impac Mortgage Holdings, Inc. from December 2019 until December 2024. Since July 2024, she has been a partner at Jones Day in Los Angeles, and prior to that was a partner at Manatt, Phelps & Phillips, LLP and K&L Gates LLP. Ms. Blair’s practice focuses on corporate, securities and transactional matters and advising executive officers, general counsel and directors on corporate governance, SEC reporting and compliance, public and private securities offerings, as well as mergers and acquisitions.

Ms. Blair is a member of the Board of Governors of the USC Institute of Corporate Counsel, previously serving as co-chair, and previously served as Chair of the Business Law Section of the Los Angeles County Bar Association and as an officer of the Corporations Committee of the Business Law Section of the California Lawyers Association. Ms. Blair holds an undergraduate degree from the University of California, San Diego and a J.D., cum laude, from Pepperdine University School of Law.

Ms. Blair’s qualifications to serve on our Board include over 25 years in practice as a corporate securities lawyer advising public companies, including corporate, governance, reporting and transactional matters.

Yolanda Macias has served as a member of our Board of Directors since April 2022. Since December 2020, Ms. Macias has been Chief Content Officer at Cineverse Corp. (Nasdaq:CNVS), formerly known as Cinedigm Entertainment Group (Nasdaq:CIDM), and from October 2013 to December 2020, she was an Executive Vice President at Cinedigm, where her responsibilities include acquiring global content rights for all distribution and streaming platforms and overseeing all digital and physical sales and marketing. Prior to 2013, Ms. Macias held various positions at Gaiam Inc., Vivendi Entertainment, which was a division of Universal Music Group, DirecTV, Inc., Technicolor and The Walt Disney Company. Ms. Macias currently serves as Vice Chair on the Board of Directors and the Executive Committee of C5LA, which is a non-profit organization that helps under-resourced, high potential youth to enroll and to succeed in college. She also serves on the Advisory Board for The Digital Entertainment Group’s Canon Club, which is dedicated to supporting women in entertainment and technology. Ms. Macias received her Bachelor of Science degree in business administration with a concentration in finance from

California State University, Northridge, and her Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University.

Ms. Macias’ qualifications to serve on our Board include over 30 years of experience in the media and distribution sectors, establishing and executing content and sales strategies to facilitate the growth and success of companies and their shareholders in the entertainment, distribution, streaming and technology industries.

Richard Siskind has served as a member of our Board of Directors since June 1999. Since he founded R. Siskind & Company in 1991, Mr. Siskind has served as its Chief Executive Officer and a member of its board of directors. R. Siskind & Company is a business that purchases brand name men’s and women’s apparel and accessories and redistributes those items to off-price retailers. R. Siskind & Company also controls other companies that have licenses and distribution agreements for various brands.

Mr. Siskind’s qualifications to serve on our Board include over 45 years of experience as chief executive officer of various companies in the consumer retail sector, including four years as Chief Executive Officer and six years as a board member of Magic Lantern Group, a publicly traded apparel company, and over 30 years as founder, Chairman of the Board and Chief Executive Officer of R. Siskind & Company. Mr. Siskind’s experience with consumer retail businesses includes expertise with business planning, operations, finance, inventory control, acquisitions and licenses.

Executive Officers

The following table sets forth certain information with respect to our executive officers who are not also members of our Board of Directors. For information concerning Robert Greenberg, see “Directors Not Standing for Election” above, and for information concerning Michael Greenberg and David Weinberg, see “Information Concerning Director Nominees” above.

Name	Age	Position
John Vandemore	51	Chief Financial Officer
Philip Paccione	63	General Counsel, Corporate Secretary and Executive Vice President of Business Affairs
Mark Nason	63	Executive Vice President of Product Development

John Vandemore has served as our Chief Financial Officer since November 2017. Previously, he served as Executive Vice President, Divisional Chief Financial Officer of Mattel, Inc., from 2015 until 2017, and he served as Chief Financial Officer and Treasurer of International Game Technology from 2012 until 2015. Prior to 2012, Mr. Vandemore held various positions at The Walt Disney Company, AlixPartners, Goldman Sachs, and PricewaterhouseCoopers. Since December 2016, Mr. Vandemore has served as a member of the board of directors of Inspired Entertainment. Mr. Vandemore earned a Bachelor of Business Administration degree with a major in Accountancy from the University of Notre Dame and a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University.

Philip Paccione has served as our Executive Vice President of Business Affairs since February 2000, as our Corporate Secretary since July 1998 and as our General Counsel since May 1998.

Mark Nason has served as our Executive Vice President of Product Development since March 2002. From January 1998 to March 2002, Mr. Nason served as our Vice President of Retail and Merchandising, and from December 1993 to January 1998, he served as our Director of Merchandising and Retail Development.

Robert Greenberg is the father of Michael Greenberg; other than the foregoing, no family relationships exist among any of our executive officers or directors.

Skills, Qualifications and Experience of Directors

The table below summarizes the key skills, qualifications and experience that the Board of Directors considered for each director nominee and each director continuing to serve on our Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Our directors’ biographies describe each director’s background and relevant experience in more detail.

Director	Leadership	Industry	Finance/Risk Management	Corporate Governance	Digital/ Technology	Marketing
Katherine Blair	●		●	●
Morton Erlich	●		●	●
Zulema Garcia	●		●	●
Michael Greenberg	●	●			●	●
Robert Greenberg	●	●				●
Yolanda Macias	●		●		●	●
Richard Siskind	●	●				●
David Weinberg	●	●	●		●

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors, Committees of the Board and Attendance at Meetings

Our Corporate Governance Guidelines were adopted by our Board of Directors as of April 28, 2004 to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management levels, with a view to enhancing long-term stockholder value. The Corporate Governance Guidelines are posted in the Corporate Governance section of the Investor Relations page of our corporate information website located at https://investors.skechers.com/corporate-governance/governance-documents. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement.

Our Board of Directors met four times in 2024, and all directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of the Board on which the director served. While we do not have a policy requiring our directors to attend our Annual Meeting of Stockholders, all directors attended the Annual Meeting of Stockholders held in 2024.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The table below provides current membership and meeting information for 2024 for each of the committees. Each of the members of these committees is independent as defined by Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual (collectively, the “NYSE Rules”), and each member of the Audit Committee is independent as defined by Section 10A(m)(3) of, and Rule 10A-3(b) under, the Exchange Act.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Katherine Blair		●	†
Morton Erlich	†	●
Zulema Garcia	●		●
Yolanda Macias			●
Richard Siskind	●	†
Total Meetings in 2024	8	8	2

† Committee Chairperson

Each of these committees acts under a written charter that complies with the applicable NYSE Rules and SEC rules. The functions performed by the committees are summarized below and are set forth in greater detail in their respective charters. The complete text of the charter for each committee can be found in the Corporate Governance section of the Investor Relations page of our corporate information website located at https://investors.skechers.com/corporate-governance/governance-documents, and copies are available in print, without charge, upon written request to our Corporate Secretary at Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement.

Director Independence

Our Board of Directors, consisting of eight members, has affirmatively determined that five of its members are independent as defined by Section 303A.02 of the NYSE Rules. These directors are Katherine Blair, Morton Erlich, Zulema Garcia, Yolanda Macias and Richard Siskind. The Board of Directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors’ responses, including employment and compensation history; affiliations, family and other relationships; and transactions with our company, its subsidiaries and affiliates, in an annually circulated Directors & Officers questionnaire. The Board considered relationships and transactions between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates, as reported in the section entitled “Transactions with Related Persons” in this Proxy Statement. The purpose of the Board of Director’s review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NYSE Rules.

Board Leadership Structure

Robert Greenberg currently serves as both Chairman of the Board and Chief Executive Officer of our company. We believe combining the roles of Chairman and Chief Executive Officer is currently the appropriate leadership model for our company as it provides for clear accountability and efficient and effective leadership of our business. Mr. Greenberg’s knowledge regarding our operations and the industries and markets in which we compete positions him to best identify matters for Board review and deliberation. The dual role serves as a bridge between management and the Board of Directors that enables Mr. Greenberg to provide his insight and direction on important strategic initiatives to both groups, ensuring that they act with a common purpose. As our founder and one of our largest stockholders, with beneficial ownership of approximately 55.1% of the aggregate number of votes eligible to be cast by our stockholders and the ability to exert significant influence over matters requiring approval by our stockholders, we believe Mr. Greenberg is the appropriate person to lead both our Board of Directors and the management of our company.

To further strengthen our corporate governance structure and provide independent oversight of our company, our Board of Directors appointed Morton Erlich as our Lead Independent Director for a five-year term, effective as of April 1, 2022. The Lead Independent Director acts as a liaison between the non-management directors on our Board and Robert Greenberg and the other members of our management team, chairs and presides over regularly held executive sessions without our management present, and performs other functions as requested by the non-management directors. Executive sessions are typically held in conjunction with regularly scheduled Audit Committee meetings and Board meetings, and additional sessions may be called by the Lead Independent Director in his own discretion or at the request of the Board of Directors.

Role of Board in Risk Oversight

Our Board of Directors is responsible for the oversight of risk management. The Board of Directors delegates much of this responsibility to the various committees of the Board. The Audit Committee is responsible for inquiring of management, our Vice President of Internal Audit and our independent registered public accounting firm about our financial reporting processes, internal controls and policies with respect to financial risk assessment and management. The Compensation Committee oversees risks related to our human capital and compensation programs and the Nominating and Governance Committee is responsible for reviewing regulatory and other Environmental, Social, and Governance (ESG) and corporate compliance risks. The Board is advised by the committees of significant risks and management’s response via periodic updates.

Audit Committee

Morton Erlich, Chairperson of the Audit Committee, and Zulema Garcia are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. The Audit Committee is responsible for overseeing and evaluating (i) the quality and integrity of our financial statements, (ii) the performance of our internal audit and internal control functions in addition to financial risk assessment and management applicable to our company, (iii) our policies and procedures regarding transactions with related persons, as described in greater detail in the section entitled “Transactions with Related Persons” in this Proxy Statement, (iv) the appointment, compensation, independence and performance of our independent registered public accounting firm, and (v) our compliance with legal and regulatory requirements.

Compensation Committee

The Compensation Committee is responsible for (i) discharging the Board’s responsibilities relating to compensation of our executive officers, (ii) overseeing the administration of our executive compensation plans, (iii) reviewing and discussing with our management the Compensation Discussion and Analysis required by the applicable SEC rules and recommending to the Board whether such disclosure should be included in our Proxy Statement, (iv) overseeing risks related to our compensation programs, (v) the appointment, compensation, independence and performance of the Compensation Committee’s independent compensation advisor, and (vi) producing a report on executive compensation for inclusion in our Proxy Statement in accordance with the applicable rules of the SEC. This includes reviewing and approving the annual compensation of our Chief Executive Officer and other Named Executive Officers, reviewing and making recommendations to the Board with respect to executive compensation plans, including incentive compensation and equity-based compensation, and reviewing and approving performance goals and objectives with respect to the compensation of our Chief Executive Officer and other Named Executive Officers consistent with our executive compensation plans. Since 2020, the Compensation Committee has retained the services of an independent compensation advisor, FW Cook, to advise on certain matters related to executive compensation. After review and consultation with FW Cook, the Compensation Committee determined that FW Cook is independent and there is no conflict of interest resulting from retaining FW Cook pursuant to applicable SEC and NYSE Rules. For additional information on the roles of FW Cook, our Chief Executive Officer and other members of management in recommending the form or amount of executive compensation, see “Compensation Discussion and Analysis—Oversight Responsibilities for Executive Compensation” in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation. None of the members of our Compensation Committee has ever been an employee or officer of our company or any of its subsidiaries. None of the members of our Compensation Committee has had a transaction since January 1, 2024 involving our company with value in excess of $120,000 in which any related person had a direct or indirect material interest. None of our executive officers has served or currently serves on the board of directors or on the compensation committee of any other entity, which has officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2024.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for (i) developing and recommending to our Board of Directors the criteria for selecting directors and assessing director independence, (ii) identifying and recommending qualified candidates as director nominees for election to the Board, (iii) considering and making recommendations to the Board regarding its size and composition, director assignments as Lead Independent Director and to the other Board committees, the appointment of a chairperson for each of the Board committees, and committee structure, operations and reporting to the Board, (iv) overseeing the evaluation of our management, the Board and its committees, including, in consultation with the Compensation Committee, the performance evaluation of our Chairman and CEO against approved goals and objectives, (v) developing, reviewing and reassessing the corporate governance guidelines applicable to our company, (vi) reviewing, making recommendations and providing oversight with respect to our strategy, initiatives, policies and risks concerning environmental, social and governance matters, including significant issues of business ethics and corporate responsibility, and (vii) reviewing regulatory and other corporate compliance risks applicable to us.

Director Nominations

In the event of a vacancy on our Board of Directors, the Nominating and Governance Committee identifies and evaluates director candidates by seeking recommendations from our Board members, management and others, and meeting from time to time to evaluate potential candidates’ biographical information and qualifications and interviews of selected candidates by members of the committee and other directors. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. While the Nominating and Governance Committee has not established specific minimum qualifications for director nominees, the committee believes that candidates and nominees must comprise a board of directors who possess as a whole: personal and professional integrity, ethics and values; experience in corporate management and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company; experience in our company’s industry; and practical and mature business judgment, including the ability to make independent analytical inquiries. The committee considers the statutory requirements applicable to the composition of the Board and its committees, including independence requirements of the NYSE. Our Board of Directors ultimately determines the director nominees approved for inclusion on the proxy card for each annual meeting of stockholders.

The Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a diverse mix of background, experience, knowledge and skills that will best allow our Board to fulfill its responsibilities including oversight of our business. The committee also considers whether these capabilities and characteristics will enhance and complement the full Board of Directors so that, as a unit, the Board of Directors possesses the appropriate skills and experience to oversee our company’s business and serve the long-term interests of our stockholders.

The Nominating and Governance Committee will consider candidates recommended by stockholders for nomination for election as directors. The committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates recommended by our Board members, management and others. Stockholders wishing to submit recommendations must provide the following information by written notice to the attention of our General Counsel by certified or registered mail:

• As to each person whom the stockholder proposes to recommend as a candidate for election as a director:

• the name, age, business address and residential address of the candidate;

• the principal occupation or employment of the person;

• the class and number of shares of our stock that are beneficially owned by the candidate; and

• the candidate’s consent to be named in the Proxy Statement as a nominee and to serve as a director if elected.

• As to the stockholder recommending a candidate for director:

• the name and address, as they appear on our stock transfer books, of the stockholder and of the beneficial owners, if any, of the stock registered in the stockholder’s name and the name and address of other stockholders known by the stockholder to be supporting the candidate; and

• the class and number of shares of our stock beneficially owned (i) by the stockholder and the beneficial owners, if any, and (ii) by any other stockholders known by the stockholder to be supporting such candidates.

To be considered for the 2026 Annual Meeting, nominations for director candidates must be received at our principal office within the time period set forth below under the section “Nominations and Stockholder Proposals for 2026 Annual Meeting” in this Proxy Statement. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to nominations for director candidates.

Code of Business Conduct and Ethics and Corporate Code of Conduct

Our Code of Business Conduct and Ethics and our Corporate Code of Conduct, which applies to all directors, officers and employees, were adopted by our Board of Directors as of April 28, 2004 and are amended by the Board from time to time, including February 2024 with respect to the Code of Business Conduct and Ethics. The purpose of the Code of Business Conduct and Ethics and the Corporate Code of Conduct is to promote honest and ethical conduct. The Code of Business Conduct and Ethics and the Corporate Code of Conduct are posted in the Corporate Governance section of the Investor Relations page of our corporate information website located at https://investors.skechers.com/corporate-governance/governance-documents. We intend to promptly post any amendments to or waivers of the Code of Business Conduct and Ethics and the Corporate Code of Conduct on our website. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement.

Insider Trading Policy

We have adopted an insider trading compliance policy that governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, certain employees designated by our company, and certain entities and individuals related to these persons, which is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing requirements of the NYSE. Our Insider Trading Policy also prohibits the trading of our securities on the basis of material, non-public information and establishes regular blackout periods during which certain designated employees are prohibited from trading in our securities. Our Insider Trading Policy also prohibits all directors, officers and other employees from engaging in short sales and certain hedging or monetization transactions with respect to our company's securities. A copy of our insider trading compliance policy is filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties who wish to contact our Lead Independent Director, Morton Erlich, or any of our other directors either individually or as a group may do so by writing to them c/o Philip Paccione, Corporate Secretary, Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266. Each writing should specify whether the communication is directed to our entire Board of Directors, to only the non-management directors or to a particular director. Copies of written communications received at such address will be provided to the Board of Directors or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be inappropriate for submission to the intended recipient(s). Examples of communications that would be considered inappropriate for submission to the Board of Directors include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our company’s business or communications that relate to improper or irrelevant topics. The Corporate Secretary may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other staff members or agents of our company who are responsible for analyzing or responding to complaints or requests.

Compensation of Directors

The following table sets forth information concerning the compensation earned by our non-employee directors during 2024. Robert Greenberg, Michael Greenberg and David Weinberg, who are executive officers, did not earn any additional compensation for services provided as members of our Board of Directors.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total Compensation ($)
Katherine Blair	160,000	204,870	364,870
Morton Erlich	225,000	204,870	429,870
Zulema Garcia	125,000	204,870	329,870
Yolanda Macias	125,000	204,870	329,870
Richard Siskind	160,000	204,870	364,870

(1)
This column reports the amount of cash compensation earned in 2024 for Board and committee service.
(2)
Represents the grant date fair value of stock awards granted during the applicable fiscal year, as calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The fair value was calculated using the closing price of our Class A Common Stock on the grant date for the shares awarded. Each of our non-employee directors held 10,000 shares of restricted stock and restricted stock units as of December 31, 2024. None of our non-employee directors held any stock options as of December 31, 2024.

Non-Employee Directors. During 2024, we paid each of our non-employee directors annual compensation of $125,000 for serving on the Board of Directors. Our Lead Independent Director, Audit Committee Chairperson, Compensation Committee Chairperson and Nominating and Governance Committee Chairperson were paid additional annual fees of $50,000, $50,000, $35,000 and $35,000, respectively. Non-employee directors are also reimbursed for reasonable costs and expenses incurred for attending any of our Board or committee meetings and continuing education programs or seminars. During 2024, non-employee directors were eligible to receive awards of restricted stock units of Class A Common Stock as determined by the Board of Directors. On May 24, 2024, each of our non-employee directors who was continuing to serve on our Board of Directors received an award of 3,000 restricted stock units of Class A Common Stock under the 2023 Incentive Award Plan (the “2023 Plan”). The grant date fair value was $204,870, and the shares are scheduled to vest in three equal installments on May 1, 2025 and the first two anniversaries thereof, subject to each director’s continued service through the applicable vesting date.

Employee Directors. During 2024, Robert Greenberg, Michael Greenberg and David Weinberg were executive officers serving on our Board of Directors. Employees of Skechers, who are members of the Board of Directors, are not paid any directors’ fees or other compensation for their service on our Board of Directors. Compensation of Robert Greenberg, Michael Greenberg and David Weinberg earned in 2024 is set forth under “Executive Compensation—Summary Compensation Table.”

Stock Ownership Policy for Non-Employee Directors

Our Compensation Committee believes that, in order to more closely align the interests of our non-employee directors with the interests of our executive officers and other stockholders, all non-employee directors should maintain a minimum level of equity interests in our company’s Class A Common Stock. Our Board of Directors authorized and approved a stock ownership policy, effective as of April 1, 2022, requiring our non-employee directors to maintain stock ownership equal to three times their annual cash retainer under this policy. Each current non-employee director has until December 31, 2027 to come into compliance with this policy. Any newly appointed member of the Board is required to comply with this policy by December 31 of the year in which the fifth anniversary of his or her appointment date occurs. After the applicable compliance deadline, until an individual meets his or her stock ownership requirement, the after-tax portion of all equity awards that we grant to such individual must be held until he or she is in compliance with this policy.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our compensation policies and determinations that apply to our Named Executive Officers. When we refer to our Named Executive Officers, we are referring to the following individuals whose 2024 compensation is described below and set forth below in the Summary Compensation Table (“SCT”) and subsequent compensation tables (the “Named Executive Officers” or “NEOs”).

The CD&A contains certain forward-looking statements that are based on considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we may adopt in the future may differ materially from the compensation strategy, philosophy, policies, programs and practices summarized in this discussion.

Name	Position
Robert Greenberg	Chief Executive Officer
John Vandemore	Chief Financial Officer
Michael Greenberg	President
David Weinberg	Chief Operating Officer and Executive Vice President
Mark Nason	Executive Vice President of Product Development

Executive Summary

For the year ended December 31, 2024, compared to the year ended December 31, 2023, sales increased 12.1% to $8.97 billion, a new annual record including four consecutive quarterly sales records. Gross margins improved to 53.2% and operating margin improved to 10.1%. Our financial results reflect the significant market demand for our product offerings and the value that we provide.

We believe brand recognition is paramount to continued success. We drive awareness and demand through comprehensive marketing campaigns across television, digital, print, outdoor and other media. During the year, we introduced a partnership with John Deere for a range of lifestyle and work footwear and a collaboration with the Rolling Stones. Skechers Performance signed additional athletes worldwide, including Joel Embiid, gold medal winner in Paris, WNBA athlete Rickea Jackson, as well as others.

2024 Business Highlights

Highlights of our performance include:

•
Net sales of $8.97 billion, an increase of 12.1%.
•
Net earnings attributable to Skechers U.S.A., Inc. of $639.5 million.
•
Diluted earnings per share (“EPS”) of $4.16, an increase of 19.2%.
•
As of December 31, 2024, one-year total stockholder returns (“TSR”) of 7.9%, which is in the 48th percentile of a 76-company compensation peer group (S&P Retail Select Industry Index), and three-year and five-year relative TSR’s of 54.9% and 55.7%, which are in the 81st and 45th percentiles of the same peer group, respectively.

Key 2024 Compensation Actions

The primary elements of our compensation program for the Named Executive Officers and a summary of the actions taken by the Compensation Committee during 2024 are set forth below.

Compensation Component	Link to Business and Talent Strategies	2024 Compensation Actions
Base Salary (Page 21)	• Base salaries reflect contribution, background, knowledge, skills, experience and performance.	• Our Compensation Committee approved merit-based increases for our NEOs, ranging from 6% to 8%, commensurate with the performance of our company and based on individual accomplishments.

Annual Incentive Compensation (Page 21)	• Annual cash incentives based on the achievement of our financial goals.	• Our Compensation Committee approved the performance criteria, formula and percentages to be used to determine the Named Executive Officers’ incentive compensation.

Long-Term Incentive Compensation (Page 22)	• Aligns Named Executive Officers’ interests with long-term interests of stockholders and are based on the achievement of financial and strategic objectives.

Our Compensation Committee granted to the Named Executive Officers:

•
Restricted stock units with time-based vesting, and
•
Performance-based restricted stock awards (“PSAs”) with vesting based upon the achievement of pre-established EPS growth for each year of a 3-year performance period and 3-year relative TSR.

2024 Say-On-Pay Vote

At our 2017 and 2023 annual meetings of stockholders, our stockholders recommended, and the Board of Directors determined, that the stockholder advisory votes on the compensation of our Named Executive Officers would occur on a triennial basis. Accordingly, we held an advisory “say-on-pay” vote in 2023, in which approximately 72% of votes cast were in support of our pay practices. In its compensation review process, the Compensation Committee considers whether our executive compensation program is aligned with the interests of its stockholders. In that respect, as part of its review of our executive compensation program, the Compensation Committee considered the approval by approximately 72% of the votes cast for our advisory say-on-pay vote at our 2023 annual meeting of stockholders as support for the program. We expect that the next say-on-pay vote, after the Annual Meeting, will be held at our 2026 annual meeting of stockholders.

Our Board and management are committed to engaging with our stockholders and incorporating their feedback into decision-making processes. We maintain a regular and open dialogue with stockholders to understand their views about our executive compensation program and to communicate our efforts and progress in advancing our compensation program.

For 2024, the Compensation Committee determined that our executive compensation philosophies and objectives, and compensation elements continued to be appropriate, including the changes that were made to our long-term incentive program with the introduction of performance-based restricted stock awards in 2020 to better align the Named Executive Officers’ interests with the long-term interests of stockholders based on the achievement of specific performance goals. The Compensation Committee will continue to regularly review, assess and, when appropriate, adjust our executive compensation program in response to stockholder feedback.

As discussed in greater detail in the discussion under “Long-Term Incentive Program,” the performance-based restricted stock awards that were awarded as part of the Named Executive Officers’ compensation in 2024 consisted of two equally weighted performance metrics:

•
3-year EPS growth, measured annually based on pre-established growth goals, and
•
•
3-year TSR relative to the companies comprising the S&P Retail Select Industry Index.

2024 Compensation Snapshot

Based on the foregoing, our 2024 executive compensation program can be summarized as follows:

Element Purpose Measurement Period Performance Measures Base Salary Base salary reflects background, contribution, knowledge, and skills One year (2024) - Annual Cash Incentive Annual cash incentive based on achievement of financial goals One year (2024) Net Sales Growth Time-Based Restricted Stock Units Retain NEOs and align their interests with stockholders Three Years (to February 2027) - Performance-Based Restricted Shares Align NEOs with the long-term interests of stockholders and the Company Three Years (2024 - 2027) EPS Growth, Relative TSR

Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis our executive compensation program to evaluate whether it supports our executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

✓	Pay for performance by structuring a significant percentage of target annual compensation in the form of variable, at-risk compensation	× ×	We do not have excise tax gross-ups We do not allow payment of dividends or dividend equivalents on unearned performance-based awards

✓	Pre-established performance goals that are aligned with creation of stockholder value	×	We do not allow repricing of underwater stock options without stockholder approval

✓	Market comparison of executive compensation against a relevant peer group

✓	Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to our company

✓	Clawback policy

✓	Robust stock ownership policy

How We Determine Executive Compensation

Our Executive Compensation Philosophy and Objectives

The basic compensation philosophy of the Compensation Committee is to provide competitive salaries and incentives to executive officers in order to promote superior financial performance. The Compensation Committee believes that compensation paid to executive officers should be closely aligned with our performance, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

Our executive compensation policies are designed to achieve the following four objectives:

•
attract and motivate well-qualified individuals with the ability and talent to enable us to achieve our business objectives and corporate strategies;
•
provide incentives to achieve specific short-term individual and corporate goals by rewarding achievement of those goals at established financial performance levels;
•
provide incentives to achieve longer-term financial goals and reinforce a sense of ownership through award opportunities that can result in ownership of stock; and
•
promote retention of key executives and align the interests of management with those of the stockholders to reinforce achievement of continuing increases in stockholder value.

Consistent with our performance-based philosophy, the Compensation Committee reviewed and approved our compensation programs for 2024 to effectively balance executive officers’ salaries with performance-based incentive compensation. We believe that it served the needs of our stockholders to provide incentives commensurate with individual management responsibilities as well as past and future contributions to corporate objectives. The mix of compensation elements varied among the executive officers based on each executive officer’s position, responsibilities, experience and performance.

To maximize stockholder value, we believe that it is necessary to deliver consistent, long-term sales and earnings growth. Accordingly, the Compensation Committee reviews not only the individual compensation elements, but the mix of individual compensation elements that make up the aggregate compensation, and attempts to balance the total compensation package between short-term, long-term and cash and equity compensation in a way that meets the objectives set forth above.

Oversight Responsibilities for Executive Compensation

The table below summarizes the key oversight responsibilities for executive compensation.

Compensation Committee
•
Establishes executive compensation philosophy
•
Approves incentive compensation programs and target performance expectations for the annual incentive compensation plan and long-term incentive compensation awards
•
Approves all compensation actions for the Named Executive Officers, including (i) base salary, (ii) target performance criteria and formulae, and actual compensation, under the annual incentive compensation plan, and (iii) long-term incentive compensation awards

Nominating and Governance Committee	• Working with the Compensation Committee and after careful evaluation of the performance of the business, evaluates the performance of the Chief Executive Officer

Independent Committee Consultant— FW Cook
•
Provides independent advice, research, and analytical services on a variety of subjects to the Compensation Committee, including compensation of executive officers and non-employee directors, and executive compensation trends
•
Participates in Compensation Committee meetings as requested and communicates with the Chair and other members of the Compensation Committee between meetings
•
Reports to the Compensation Committee, does not perform any other services for our company, and has no economic or other ties to our company or the management team that could compromise its independence or objectivity
•
The Compensation Committee considered the independence of FW Cook under applicable SEC rules and listing requirements and determined that FW Cook is independent and that its engagement by the Compensation Committee did not raise any conflict of interest

Chief Executive Officer and Management
•
Management, including the Chief Executive Officer, develops preliminary recommendations regarding compensation matters with respect to all Named Executive Officers, and provides these recommendations to the Compensation Committee, which makes the final decisions outside the presence of the Chief Executive Officer, with advice from FW Cook, as appropriate
•
Responsible for the administration of the compensation programs once Compensation Committee decisions are finalized

Peer Group Selection and Market Data

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as a general industry survey data. Since 2020, the Compensation Committee has retained the services of a compensation consultant, FW Cook, to advise on certain matters related to executive compensation. As a result, our company has established a peer group of companies that has been used as a reference point to assess the competitiveness of base salary, incentive targets, and total direct compensation awarded to the Named Executive Officers and as information on market practices including incentive design, share utilization, and share ownership guidelines.

For the equity awards granted to certain officers in March 2024, the Compensation Committee utilized the peer group set forth below:

Peer Group
Capri Holdings	Lululemon Athletica
Carter's	Mattel
Columbia Sportswear	PVH Corp.
Deckers Outdoor	Ralph Lauren
G-III Apparel Group	Tapestry
Hanesbrands	Under Armour
Hasbro	Wolverine World Wide
Levi Strauss

Based on data compiled by FW Cook as of 2023 year-end (in advance of setting the Named Executive Officers' compensation levels for 2024), our revenues, net earnings, and market capitalization were at the 89th, 73rd and 86th percentiles, respectively, in relation to the peer group.

2024 Named Executive Officer Compensation

Base Salary

Base salaries for our Named Executive Officers are established based on the scope of their respective experience and responsibilities. We set base compensation for our Named Executive Officers at levels that we believe enable us to hire and retain individuals in a competitive environment, and to reward satisfactory performance at an acceptable level based upon contributions to our overall business objectives.

Base salaries are generally reviewed annually, but may be adjusted from time to time to realign salaries with market levels. In reviewing base salaries, we consider various factors, including each individual’s level of responsibilities, performance and results achieved, professional experience, and cost of living increases.

Name of Executive	2023 Base Salary ($)	Increase (%)	2024 Base Salary ($)
Robert Greenberg	6,510,000	8%	7,031,000
John Vandemore	1,570,000	8%	1,696,000
Michael Greenberg	5,270,000	8%	5,692,000
David Weinberg	3,840,000	8%	4,147,000
Mark Nason	2,550,000	6%	2,700,000

Annual Incentive Plan

The 2006 Annual Incentive Compensation Plan (the “2006 Plan”) is intended to advance our interests and those of our stockholders and to assist us in attracting and retaining executive officers by providing incentives and financial rewards to such executives who, because of the extent of their responsibilities can make significant contributions to our success through their ability, industry expertise, loyalty and exceptional services.

The 2006 Plan provides executive employees, including the Named Executive Officers, with the opportunity to earn bonuses based on our financial performance by linking incentive award opportunities to the achievement of our short-term performance goals. The 2006 Plan allows us to set performance periods equal to quarters, years or such other period that the Compensation Committee may establish, up to five years in length, and determine performance criteria and goals for such performance periods that are flexible and change with the needs of our business. The Compensation Committee annually approves the performance criteria and goals that will be used in the formula to calculate our Named Executive Officers’ incentive compensation on a quarterly basis for each year. By determining performance criteria and setting goals at the beginning of each year, our Named Executive Officers understand our goals and priorities during the current year. Following the conclusion of each quarter during the current year, the Compensation Committee certifies the amount of the award for each participant for each such quarter. The amount of an award actually paid to a participant each quarter may, in the sole discretion of the Compensation Committee, be reduced to less than the amount payable to the participant based on attainment of the performance goals for each such quarter.

The Compensation Committee did not place a maximum limit on the incentive compensation that could have been earned by the Named Executive Officers in 2024, although the maximum amount of incentive compensation that any Named Executive Officer may earn in a 12-month period under the 2006 Plan is $10,000,000.

The Compensation Committee approved the performance goals of the Named Executive Officers for fiscal 2024 in March 2024. The performance criteria used in the formula to calculate the incentive compensation of the Named Executive Officers for fiscal 2024 was our year-over-year net sales growth because the Compensation Committee believes that it provides an accurate measure of our performance.

The potential payments of incentive compensation to our Named Executive Officers are performance-driven and therefore completely at risk. Any incentive compensation to be paid to the Named Executive Officers is earned based on the Compensation Committee’s pre-approved performance criteria and formula for the respective Named Executive Officers. The Named Executive Officers’ annual incentive compensation is calculated on a quarterly basis by multiplying net sales growth, which is the amount by which net sales for the applicable quarter exceeded net sales for the corresponding quarter in the prior year, by the percentages that were pre-approved by the Compensation Committee, as set forth in the following tables.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(i)	(ii)	(iii)	(iv)
Amount by which net sales for the quarter in fiscal 2024 exceeded net sales for the corresponding quarter in fiscal 2023 ($)	249,658,610	145,127,398	322,746,594	251,476,661

		Incentive Compensation Calculated on a Quarterly Basis ($)
Name of Executive	Pre-approved Percentage (%)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2024 Annual Incentive Compensation ($)
	(a)	(a) * (i)	(a) * (ii)	(a) * (iii)	(a) * (iv)
Robert Greenberg	0.7500	1,872,440	1,088,456	2,420,600	1,886,075	7,267,571
John Vandemore	0.2000	499,318	290,255	645,494	502,954	1,938,021
Michael Greenberg	0.4000	998,635	580,510	1,290,987	1,005,907	3,876,039
David Weinberg	0.3000	748,976	435,383	968,240	754,430	2,907,029
Mark Nason	0.1500	374,488	217,692	484,120	377,215	1,453,515

Long-Term Incentive Program

Our employees, including the Named Executive Officers, are eligible to receive, from time to time, awards of restricted stock, restricted stock units, stock options and other equity-based compensation under the 2023 Incentive Award Plan (the “2023 Plan”). These awards are designed to:

•
closely align management and stockholder interests;
•
promote retention and reward executives and other key employees for building stockholder value; and
•
encourage long-term investment in our company.

The Compensation Committee believes that stock ownership by management has been demonstrated to be beneficial to all stockholders. Historically, awards of restricted stock made to our Named Executive Officers have been subject only to certain time-vesting restrictions that generally cover a period of between two and four years from the date of the award, although awards of restricted stock subject to certain performance restrictions have been granted as well commencing in 2020 and generally cover a period of three years.

The following table presents a comparison of the rationale and key features of the performance-based restricted stock and the time-based restricted stock units that were awarded to the Named Executive Officers in 2024:

Equity Award	Rationale and Key Features
Performance-Based Restricted Stock
•
Incentivize achievement of specific measurable financial goals over a three-year performance cycle.
•
Earned shares vest and are issued at the end of the performance cycle, subject to continued employment or service, and range from 0% for below threshold performance to 200% of the target number of shares for maximum performance.
•
Performance metrics consist of three annual EPS growth measures and a three-year relative TSR performance measure.
•
“EPS” means the Company’s earnings per share as reported in its financial statements. The Compensation Committee may make reasonable adjustments to EPS to take into account certain events.

Time-Based Restricted Stock Units ("RSUs")
•
Align pay and company performance as reflected in our stock price.
•
Encourage retention of our executive officers’ services and promote ownership by our executives in company stock.
•
Restricted stock units granted in March 2024 vests in three equal annual installments following grant, subject to continued employment or service.

March 2024 Long-Term Incentive Grants

In March 2024, the following restricted stock awards, including the number of shares and target values (which may be different from the FASB ASC 718 grant date fair value), were granted to our Named Executive Officers:

	March 2024 Grants
	Relative TSR Performance		EPS Performance		Time-Based RSUs
	Award (#)	Target Value ($)	Award (#)	Target Value ($)	Award (#)	Target Value ($)
Robert Greenberg	29,825	2,350,210	29,825	1,816,641	59,650	3,633,282
John Vandemore	12,500	985,000	12,500	761,375	25,000	1,522,750
Michael Greenberg	24,275	1,912,870	24,275	1,478,590	48,550	2,957,181
David Weinberg	19,400	1,528,720	19,400	1,181,654	38,800	2,363,308
Mark Nason	7,500	591,000	7,500	456,825	15,000	913,650

Relative TSR Performance Shares

The performance-based restricted shares with vesting linked to relative TSR performance are based on Skechers’ three-year total stockholder return performance from March 1, 2024 through February 28, 2027. The relative TSR comparator group includes the 77 companies in the S&P Retail Select Industry Index as of the date of grant. Awards have the potential to pay out between 0% and 200% of target, with interpolation between points shown below.

Relative TSR PSAs
3-Year Performance vs. S&P	Payout
Retail Select Industry Index	(% Target PSAs)
< 25th Percentile	0%
25th Percentile	50% (Threshold)
50th Percentile	100% (Target)
100th Percentile	200% (Maximum)

EPS Performance Shares

The performance-based restricted shares with vesting linked to EPS performance are divided into three equal tranches, with awards earned at between 0% and 200% of target for achievement of annual EPS growth goals for each of 2024, 2025, and 2026, with interpolation for performance between the points shown below. The earned shares will be eligible to vest following the end of the three-year period. The achievement level for each tranche will be disclosed in our Proxy Statement following the applicable performance year.

EPS Performance PSAs
Annual EPS Growth	Payout
(2024—2026)	(% Target PSAs)
<7.5%	0%
7.5%	50% (Threshold)
10.0%	100% (Target)
15.0%	200% (Maximum)

TSR Performance Shares Earned in 2024

For the three-year total stockholder return performance period from March 1, 2021 through February 29, 2024, our performance was at the 82nd percentile in relation to that of the S&P Retail Select Industry Index. This resulted in the Named Executive Officers earning 164% of their respective target number of shares with respect to the TSR performance tranche of shares granted in March 2021 that could have been earned based on our three-year TSR performance for the noted period. The earned shares vested on March 7, 2024 and were issued on March 14, 2024 following certification of the vested shares by our Compensation Committee.

	TSR - 2024 Performance Tranche
	March 2021 Grants
	Target Shares (#)	Shares Earned (#)
Robert Greenberg	37,500	61,515
John Vandemore	7,500	12,303
Michael Greenberg	31,250	51,263
David Weinberg	25,000	41,010
Mark Nason	7,500	12,303

EPS Performance Shares Earned in 2024

For 2024, our annual EPS growth was 19.2% when compared to 2023, which met the maximum annual EPS growth target of 15.0% with respect to the awards of performance based restricted shares that were granted to our Named Executive Officers in February 2022, March 2023, and March 2024. This resulted in the Named Executive Officers earning 200% of their respective target number of shares with respect to the 2024 performance tranche of shares that were earned based on our 2024 EPS growth. The earned shares with respect to those granted in February 2022 vested on February 4, 2025 and were issued on February 11, 2025 following certification of the vested shares by our Compensation Committee.

	EPS - 2024 Performance Tranche
	February 2022 Grants		March 2023 Grants		March 2024 Grants
	Target Shares (#)	Shares Earned (#)	Target Shares (#)	Shares Earned (#)	Target Shares (#)	Shares Earned (#)
Robert Greenberg	12,500	25,000	12,883	25,766	9,942	19,884
John Vandemore	5,000	10,000	5,233	10,466	4,167	8,334
Michael Greenberg	10,416	20,832	10,933	21,866	8,092	16,184
David Weinberg	8,334	16,668	8,733	17,466	6,467	12,934
Mark Nason	2,500	5,000	2,625	5,250	2,500	5,000

Employment Agreements and Change of Control Provisions

We do not have any employment, severance or change-of-control agreements in effect with any of our Named Executive Officers except for Michael Greenberg and David Weinberg. The following is a description of the material terms of the employment agreements with Messrs. Greenberg and Weinberg and the change of control provisions granted under the 2017 Plan, the 2023 Plan and in the Named Executive Officers’ performance-based restricted stock agreements.

Michael Greenberg

On May 23, 2019, we entered into a new employment agreement with Michael Greenberg to extend the term and replace the pre-existing employment agreement (collectively, the “Greenberg Agreement”). The terms of the Greenberg Agreement were effective as of January 1, 2019 for a period of four years, subject to certain termination provisions, with an annually recurring automatic renewal for an additional year. These terms were negotiated and approved by the Compensation Committee with Mr. Greenberg prior to the date he and our company entered into the agreement. On January 1, 2024, Mr. Greenberg’s employment as our President was automatically extended through December 31, 2027.

The Greenberg Agreement provides for the following compensation and benefits:

•
base salary at the annual rate of not less than $4,250,000 (subject to annual review by the Board or the Compensation Committee);
•
annual incentive compensation, as calculated on a quarterly basis, equal to not less than 0.30% of the amount by which net sales for the applicable quarter exceeds net sales by the corresponding quarter in the prior year (subject to annual review by the Board or the Compensation Committee); and
•
participation in our other benefit plans and policies on terms consistent with those generally applicable to our other senior executives (including, without limitation, vacation benefits and other perquisites).

The Greenberg Agreement provides for certain severance payments and benefits upon particular terminations of employment, including in connection with a change in control of our company, as described in greater detail below.

David Weinberg

On May 23, 2019, we entered into a new employment agreement with David Weinberg to extend the term and replace the pre-existing employment agreement (collectively, the “Weinberg Agreement”). The terms of the Weinberg Agreement were effective as of January 1, 2019 for a period of four years, subject to certain termination provisions, with an annually recurring automatic renewal for an additional year. These terms were negotiated and approved by the Compensation Committee with Mr. Weinberg prior to the date he and our company entered into the agreement. On January 1, 2024, Mr. Weinberg’s employment as our Chief Operating Officer was automatically extended through December 31, 2027.

The Weinberg Agreement provides for the following compensation and benefits:

•
base salary at the annual rate of not less than $3,100,000 (subject to annual review by the Board or the Compensation Committee);

•
annual incentive compensation, as calculated on a quarterly basis, equal to not less than 0.20% of the amount by which net sales for the applicable quarter exceeds net sales by the corresponding quarter in the prior year (subject to annual review by the Board or the Compensation Committee); and
•
participation in our other benefit plans and policies on terms consistent with those generally applicable to our other senior executives (including, without limitation, vacation benefits and other perquisites).

The Weinberg Agreement provides for certain severance payments and benefits upon particular terminations of employment, including in connection with a change in control of our company, as described in greater detail below.

Change of Control and Termination Provisions in Employment Agreements

The Greenberg Agreement and the Weinberg Agreement (collectively, the “Employment Agreements”) with Mr. Greenberg and Mr. Weinberg (each an “Officer” and, collectively, the “Officers”) provide for certain severance payments and benefits upon certain terminations of employment at any time prior to December 31, 2027, including in connection with a change in control of our company, described as follows:

•
The Employment Agreements provide that if either Officer’s employment is terminated by us with “cause” or by the respective Officer without “good reason”, or on account of his death or “disability” (each as defined in the Employment Agreements), he (or his estate) will be paid his then current salary earned through the date of termination, in addition to any accrued but unused vacation.
•
If either Officer’s employment is terminated by us without “cause” or by the respective Officer for “good reason,” or by us without “cause” upon a “change in control” (as defined in the Employment Agreements) or within 120 days after a “change in control,” he will be paid his then current salary earned through the date of termination, in addition to any accrued but unused vacation. Each Officer will also be entitled to receive, subject to such Officer delivering a valid release and waiver of claims in favor of our company, the total gross amount equal to his base salary for the remainder of the term, currently ending December 31, 2027 (at the annual rate payable at the time of such termination), plus annual incentive compensation for each of the remaining years in the term equal to the highest amount of the annual incentive compensation that was earned by such Officer in any year in the term prior to his termination, less any annual incentive compensation already paid for the year in which he was terminated, and we will accelerate the vesting of all restricted shares of our Class A Common Stock held by such Officer, provided that such acceleration is allowed by the terms of the 2017 Plan, the 2023 Plan and the applicable restricted stock agreements previously entered into between each of the Officers and our company.
•
Should the Officers’ payments or benefits (whether under the Employment Agreements or any other plan or arrangement) be subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Employment Agreements provide that such payments or benefits will be reduced so that the present value of the total amount received by the respective Officer will be one dollar less than three times his average yearly taxable income for the five most recent years and so that no portion of such payments or benefits will be subject to such excise tax.

Change of Control Provisions in the 2017 Plan and the 2023 Plan

The time-based restricted stock awards granted under the 2017 Plan and the 2023 Plan provide that in the event of a change of control, all outstanding unvested shares will vest in full. A “change of control” is generally defined in the 2017 Plan and the 2023 Plan as (i) the acquisition by certain persons of our securities representing 50% or more of the combined voting power of our outstanding securities, (ii) a change during any two-year period in a majority of the Board of Directors unless each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or whose election or nomination was so approved, (iii) the consummation of a merger, consolidation, other business combination, sale of all or substantially all of our assets, or the acquisition of assets or stock of another entity, subject to certain exceptions, or (iv) the approval by our stockholders of a complete liquidation or dissolution of our company.

Change of Control and Termination Provisions in Performance-Based Restricted Stock Agreements

The performance-based restricted stock agreements that were entered into with our Named Executive Officers include the following accelerated vesting terms. Upon an involuntary termination without cause, voluntary resignation for good reason, death or permanent disability (each a “Qualifying Termination” and in each case prior to a change in control (“CIC”) and prior to the end of the three-year TSR performance period or third EPS performance period):

•
The number of relative TSR performance shares that vest will be a pro rata amount of the target number of such shares based on the completed portion of the performance period.
•
For any EPS performance period that has ended but for which the Compensation Committee has not yet certified EPS performance, the number of EPS performance shares that vest will be based on the target number of such shares and the EPS growth performance multiplier on the date of termination.
•
For any EPS performance period that has commenced but not ended, the number of EPS performance shares that vest will be a pro rata amount of the target number of such shares based on the completed portion of the performance period.
•
For any EPS Performance Period that has not commenced as of the date of such Qualifying Termination, none of the EPS performance shares that would have been eligible to vest during such performance period will vest.

Upon a CIC prior to the end of the three-year TSR performance period or third EPS performance period, as applicable:

•
The number of relative TSR performance shares that will remain eligible to vest in full as of the end of the three-year TSR performance period would be based on the target number of such shares and the relative TSR performance multiplier as of the CIC date.
•
For any EPS performance period that has ended but for which the Compensation Committee has not yet certified EPS performance, the number of EPS performance shares that will remain eligible to vest as of the end of the third EPS performance period would be based on the target number of such shares and the EPS growth performance multiplier as of the CIC date.
•
For any EPS performance period that has not ended, the number of EPS performance shares that will remain eligible to vest as of the end of the third EPS performance period will be the target number of such shares.

The performance-based restricted shares will immediately vest to the extent eligible in accordance with the preceding bullet points upon a CIC prior to the end of the three-year TSR performance period if the awards are not assumed or replaced, or in the event such awards are assumed or replaced, and there is a Qualifying Termination.

The Compensation Committee believes that the change of control benefits provided under the Employment Agreements and our restricted stock award agreements are consistent with the objectives of providing the highest possible return to stockholders by allowing the Named Executive Officers to be able to effectively participate equally with stockholders in evaluating alternatives in the event of a change of control transaction, without compelling the Named Executive Officer to remain employed under new ownership.

Perquisites and Other Benefits

We provide our Named Executive Officers with certain perquisites and other benefits that are reflected in the “All Other Compensation” column in the table captioned SCT in this Proxy Statement, which we believe are reasonable, competitive and consistent with our overall executive compensation program. These benefits are intended to facilitate the efficient operation of our business by allowing our Named Executive Officers to better focus their time, attention and capabilities on our company or permit them to be more accessible to the business.

Aircraft usage. Our Board of Directors has authorized and approved a business aircraft use policy, effective as of October 1, 2022, that prescribes the criteria and procedures for both business and personal use of aircraft owned or chartered by Skechers. The policy includes internal and external reporting requirements, operating parameters, limitations on personal use and reimbursement procedures for any use above such personal use limitations. Currently, the policy limits the personal use of our aircraft to our Chief Executive Officer, President, and Chief Operating Officer, each of whom is entitled to 55 personal flight hours annually. A tax gross-up payment for the applicable imputed income is provided to these individuals for their personal use of the aircraft for up to 55 flight hours. Any personal use above 55 hours shall be flown under a time share agreement between our company and each of these individuals. During 2024, Robert Greenberg, Michael Greenberg and David Weinberg used our aircraft for personal travel, but none of them exceeded 55 personal flight hours.

Automobile usage. During 2024, automobiles that we purchased at our sole cost were used by Robert Greenberg, Michael Greenberg and David Weinberg. We paid on their behalf the automobile insurance premiums as well as maintenance, repair and other charges related to their use of these automobiles. These costs are considered taxable income to the Named Executive Officers, each of whom is provided a tax gross-up payment for the applicable imputed income.

Health insurance premiums. We have a program for a small group of employees pursuant to which we pay the full amounts of their health insurance premiums for medical, dental and vision coverage. The employees in this program participate in the same health plans with identical benefits as other salaried employees. During 2024, we paid the full amounts of health insurance premiums on behalf of all Named Executive Officers except John Vandemore, including the portion of their premiums in excess of what we typically pay on behalf of all salaried employees.

Country club dues and health club fees. During 2024, we paid country club membership dues and health club membership fees for Michael Greenberg and David Weinberg.

Finance and tax services. During 2024, we paid fees for financial planning and tax preparation services for Robert Greenberg and Michael Greenberg.

Other Elements of Our Executive Compensation Program

Clawback Policy

Our Clawback Policy was adopted by our Board of Directors effective as of October 2, 2023 (the “Clawback Policy”) in light of rules issued by the SEC and the NYSE regarding clawback policies that went into effect in 2023. Pursuant to our Clawback Policy, in the event that we are required to prepare an accounting restatement, we are required to recover any incentive-based compensation received by any of our current or former executive officers after October 2, 2023 and during the three completed fiscal years immediately preceding the date of the applicable accounting restatement to the extent the amount of such incentive-based compensation received by any such executive officer exceeds the amount that would have been received had such incentive-based compensation been determined based on the restated financial reporting measure. The Clawback Policy is attached as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended on December 31, 2024, and posted in the Corporate Governance section of the Investor Relations page of our corporate information website located at https://investors.skechers.com/corporate-governance/governance-documents. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement.

Stock Ownership Policy

Our Compensation Committee believes that, in order to more closely align the interests of our executive officers with the interests of our other stockholders, all executive officers should maintain a minimum level of equity interests in our company’s Class A Common Stock and Class B Common Stock. Our Board of Directors authorized and approved a stock ownership policy, effective as of April 1, 2022, requiring our Chief Executive Officer to maintain ownership of our stock equal to six times his annual base salary, and our other executive officers are required to maintain stock ownership equal to three times their respective annual base salary. Each executive officer has until December 31, 2027 to come into compliance with this policy. After this compliance deadline, until an individual meets the applicable requirement, the after-tax portion of all equity awards that we grant to such individual must be held until he or she is in compliance with this policy.

Equity Award Practices

As discussed above, equity-based awards are a significant component of our overall executive compensation program. We do not backdate grants of awards nor do we coordinate the grant of awards with the release of material nonpublic information that might result in favorable pricing. We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the Compensation Committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule. New hire grants of awards to executive officers and other new employees are generally based on the date of hire. It is our practice that the per share exercise price for all grants of stock options be equal to the closing price of a share of our Class A Common Stock on the NYSE on the date of grant, and we have never re-priced any grants. In fiscal year 2024, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments to our Named Executive Officers.

Retirement Plans

The Skechers U.S.A., Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”) is a U.S. tax qualified retirement savings plan pursuant to which all eligible U.S. employees, including the Named Executive Officers, are able to make pre-tax contributions from their cash compensation. The 401(k) Plan provides for us to make non-discretionary matching contributions to the participants which totaled $8.2 million for 2024.

The Skechers U.S.A., Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) is maintained primarily for the purpose of providing a means for deferral of compensation to a select group of employees, including all of our Named Executive Officers, who are limited in their participation under the 401(k) Plan under statutory requirements. Pursuant to the Deferred Compensation Plan, participants may defer receipt of a portion of their respective cash compensation and elect to have such amounts paid to them (or their beneficiaries in the event of death) upon retirement, termination of employment, death, disability or some other date chosen by the respective participants, in each case, consistent with the terms of the Deferred Compensation Plan. The Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. A “rabbi trust” has been established to satisfy our obligations under the plan. We will make payments under the Deferred Compensation Plan to each participant as permitted by law and in accordance with the participant’s election decisions. In addition to providing a means to defer compensation for payment at a later date, the Deferred Compensation Plan also provides for us to make discretionary contributions to the participants. The amounts and timing of any such discretionary contributions will be determined in the sole discretion of our Compensation Committee, as the administrator of the Deferred Compensation Plan. A description of the material terms of the Deferred Compensation Plan can be found in the section entitled “Executive Compensation—Non-qualified Deferred Compensation Plan” in this proxy statement.

Impact of Regulatory Requirements

Tax Deductibility of Compensation

Section 162(m) of the Code places a limit of $1 million on the annual amount of compensation that publicly held companies may deduct for federal income tax purposes for certain executive officers or “covered employees”. Covered employees consist of any employee who at any time during the applicable taxable year served as our Chief Executive Officer or as our Chief Financial Officer and each of the next three highest compensated officers other than our Chief Executive Officer and our Chief Financial Officer. Covered employees also include any employee who was a covered employee during any preceding taxable year beginning after December 31, 2016. The previous exemption from this limitation for performance-based compensation was repealed with the Tax Cuts and Jobs Act of 2017, so all forms of covered employees’ compensation are now subject to the $1 million limitation per covered employee.

The Compensation Committee believes that tax deductibility is a factor to be considered in evaluating a compensation program. Nevertheless, when warranted due to competitive and other factors, the Compensation Committee may award compensation that exceeds the deductibility limit under Section 162(m) of the Code or otherwise pay non-deductible compensation.

Other Tax, Accounting and Regulatory Considerations

Many other Code provisions, SEC regulations and accounting rules affect the delivery of executive compensation and are generally taken into consideration as programs are developed. Our goal is to create and maintain plans that are efficient and in full compliance with these requirements.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of Skechers, and based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, in Skechers’ Annual Report on Form 10-K for the year ended December 31, 2024.

Respectfully submitted,

Richard Siskind, Chairperson Katherine Blair Morton Erlich

This report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

EXECUTIVE COMPENSATION

The following table provides selected information concerning the compensation earned by the Named Executive Officers, who are our Principal Executive Officer (“PEO”), Principal Financial Officer, and each of our three most highly compensated executive officers who served in positions other than Principal Executive Officer and Principal Financial Officer at the end of the last completed fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Robert Greenberg	2024	7,031,198	-	8,405,699	7,267,571	820,889	23,525,357
Chairman of the Board and	2023	6,504,039	-	7,333,065	3,890,549	1,110,285	18,837,938
Chief Executive Officer	2022	6,189,304	-	6,983,625	7,940,539	948,380	22,061,848
John Vandemore	2024	1,696,000	-	3,522,937	1,938,021	13,800	7,170,758
Chief Financial Officer	2023	1,568,654	-	2,923,286	833,691	23,249	5,348,880
	2022	1,490,284	-	2,793,450	1,701,547	20,981	6,006,262
Michael Greenberg	2024	5,692,000	-	6,841,524	3,876,039	706,614	17,116,177
President and Director	2023	5,265,289	-	6,103,959	1,945,275	594,824	13,909,347
	2022	5,016,237	-	5,819,730	3,970,271	682,972	15,489,210
David Weinberg	2024	4,147,000	-	5,467,587	2,907,029	598,227	13,119,843
Executive Vice President, Chief	2023	3,836,635	-	4,877,745	1,389,482	406,212	10,510,074
Operating Officer and Director	2022	3,659,451	-	4,655,708	2,835,909	643,286	11,794,354
Mark Nason	2024	2,700,000	14,717	2,113,750	1,453,515	24,603	6,306,585
Executive Vice President of	2023	2,546,154	-	1,466,820	764,217	23,249	4,800,440
Product Development	2022	2,346,155	-	1,396,725	1,559,750	12,089	5,314,719

(1)
Represents the cash award that the Named Executive Officers earned as an employee service award.
(2)
Represents the aggregate grant date fair value of stock awards granted during the applicable fiscal year, as calculated in accordance with FASB ASC Topic 718. See Note 8, “Stockholders’ Equity and Stock Compensation,” to our Audited Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, for information concerning the ASC 718 values and the assumptions used to determine such values. Of the awards granted in February 2022, March 2023, and March 2024, a portion were performance-based stock awards, as reflected in the Grants of Plan-Based Awards Table. The vesting of the performance-based stock awards granted in March 2024 will be determined based on the measurement of two equally weighted metrics, annual EPS growth for each of 2024, 2025, and 2026, and our relative TSR over a three-year performance period ending on February 28, 2027. We determine the fair value of stock awards, the vesting of which is tied to service, based on the closing market price of our Class A Common Stock on the date of grant.

For the portion of the stock awards that have a performance-based vesting requirement, the amounts are based on the estimated probable outcome at the time of grant. The valuation of the performance-based stock awards granted during 2024 tied to annual EPS growth was $60.91, which value was multiplied by: (i) two times the 2024 target number of shares, (ii) the 2025 target number of shares, and (iii) the 2026 target number of shares. The maximum grant date fair value of the portion of the performance-based stock awards granted in 2024 tied to annual EPS growth, assuming performance at maximum levels, is as follows: Robert Greenberg, $3,633,282; John Vandemore $1,522,750; Michael Greenberg, $2,957,181; David Weinberg, $2,363,308; and Mark Nason, $913,650.

For the portion of the performance-based stock awards tied to relative TSR performance, such portion contains market condition components that are valued on the date of grant using a Monte Carlo simulation model. For the portion of the performance-based stock awards granted during 2024 tied to relative TSR performance, such inputs consisted of: (a) the stock price of $60.91 per share on the grant date; (b) an expected term that was based on the actual three-year term of the award; (c) a risk-free interest rate of 4.47% derived from U.S. Treasury yield curves for a three-year term; (d) a dividend yield of 0% based on historic and future dividend yield estimates; (e) stock price volatility of 37.61% based on the historical volatility of the price of our company’s Class A Common Stock, as well as the volatilities of peer companies in the S&P

Retail Select Industry Index. Based on this methodology, the valuation of the performance-based stock awards granted during 2024 tied to relative TSR performance was $78.80 per share.

(3)
Represents the cash awards that the Named Executive Officers earned under our 2006 Plan. Incentive compensation is paid quarterly based on performance levels that our company achieved in the prior quarter. The amounts listed for each year exclude any bonuses earned by the Named Executive Officers in the previous year that were paid in the indicated year and include incentive compensation earned in the fourth quarter of the indicated year that was paid in the following year. Additional information regarding the 2006 Plan is described in the section entitled “Compensation Discussion and Analysis” in this Proxy Statement.
(4)
Amounts reported in the "All Other Compensation" column for 2024 are as follows:

	Financial Planning	Company Automobile	Tax Gross-Up (Car)	Health Insurance	Company Aircraft	Tax Gross-Up (Aircraft)	Matching Contributions	Health Club Fees	Country Club Membership Fees	Total “All Other Compensation”
Name of NEO	($) (A)	($) (B)	($) (C)	($) (D)	($) (E)	($) (F)	($) (G)	($) (H)	($) (I)	($)
Robert Greenberg	456,310	108,481	56,320	7,063	165,000	27,715	—	—	—	820,889
John Vandemore	—	—	—	—	—	—	13,800	—	—	13,800
Michael Greenberg	92,435	29,600	31,488	10,803	323,300	209,078	—	—	9,910	706,614
David Weinberg	—	55,266	32,354	7,063	186,500	271,243	13,800	3,096	28,905	598,227
Mark Nason	—	—	—	10,803	—	—	13,800	—	—	24,603
(A)
Represents payments by us for financial planning and tax preparation services for the benefit of the Named Executive Officer.
(B)
Represents the aggregate incremental cost to us attributable to the Named Executive Officer’s use of our company-owned automobiles, plus automobile insurance premiums and maintenance, repair and other charges associated with the use of the automobiles paid by us on behalf of each Named Executive Officer. We calculate the aggregate incremental cost of each Named Executive Officer’s automobile usage based on the annual lease value of the applicable automobiles.
(C)
Represents a tax gross-up payment in respect of income taxes incurred by the Named Executive Officer relating to the automobiles purchased by us for the Named Executive Officer’s use.
(D)
Represents health insurance premiums paid by us on behalf of the Named Executive Officer in excess of health insurance premiums that we typically pay on behalf of other salaried employees.
(E)
Represents the aggregate incremental cost to us attributable to the Named Executive Officer’s personal use of our company-owned aircraft, which is calculated based on identifiable variable operating costs, which generally include the cost of crew travel expenses, landing fees, trip-related hangar/parking costs, fuel and other variable costs. Our aircrafts are primarily designated for business travel, and we do not include costs that do not change based on usage, such as salaries, our aircraft acquisition costs, insurance and general maintenance costs in our calculation of aggregate incremental cost. We believe that the use of this methodology is appropriate for calculating the incremental operating costs of our company-owned aircraft under normal conditions. The aggregate incremental cost of use of our aircraft for personal travel by our Named Executive Officers is allocated entirely to the highest-ranking Named Executive Officer present on the flight, unless circumstances indicate a different allocation is warranted.
(F)
Represents a tax gross-up payment in respect of income taxes incurred by the Named Executive Officer relating to his personal use of our aircraft.
(G)
Represents matching contributions that we made on behalf of the Named Executive Officer under the 401(k) Plan.
(H)
Represents the aggregate of monthly payments of health club membership fees that we made on behalf of the Named Executive Officer.
(I)
Represents the aggregate of monthly payments of country club membership fees that we made on behalf of the Named Executive Officer.

Grants of Plan-Based Awards in Fiscal 2024

The following table provides information about plan-based awards granted to the Named Executive Officers in 2024 under the 2023 Plan: (i) the grant and approval dates, (ii) the estimated future payouts under non-equity incentive plan awards, which consist of payouts under the 2006 Plan for the performance period covering fiscal 2024, (iii) the estimated future payouts under equity incentive plan awards, which consist of performance-based restricted shares granted in fiscal 2024, (iv) the number of shares underlying all other stock awards and (v) the grant date fair value of each equity award computed under FASB ASC Topic 718.

			Estimated Future Payments Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payments Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of		Grant Date Fair Value of Stock
Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#) (3)		and Option Awards ($) (4)
Robert	—	—	(1)	(1)	10,000,000	—	—	—	—		—
Greenberg	3/15/2024	3/5/2024	—	—	—	—	59,650	119,300	—		4,772,417
	3/15/2024	3/5/2024	—	—	—	—	—	—	59,650	(5)	3,633,282
John	—	—	(1)	(1)	10,000,000	—	—	—	—		—
Vandemore	3/15/2024	3/5/2024	—	—	—	—	25,000	50,000			2,000,187
	3/15/2024	3/5/2024	—	—	—	—	—	—	25,000	(5)	1,522,750
Michael	—	—	(1)	(1)	10,000,000	—	—	—	—		—
Greenberg	3/15/2024	3/5/2024	—	—	—	—	48,550	97,100			3,884,343
	3/15/2024	3/5/2024	—	—	—	—	—	—	48,550	(5)	2,957,181
David	—	—	(1)	(1)	10,000,000	—	—	—	—		—
Weinberg	3/15/2024	3/5/2024	—	—	—	—	38,800	77,600	—		3,104,279
	3/15/2024	3/5/2024	—	—	—	—	—	—	38,800	(5)	2,363,308
Mark	—	—	(1)	(1)	10,000,000	—	—	—	—		—
Nason	3/15/2024	3/5/2024	—	—	—	—	15,000	30,000	—		1,200,100
	3/15/2024	3/5/2024	—	—	—	—	—	—	15,000	(5)	913,650

(1)
These columns are intended to show the potential value of the payments for each Named Executive Officer under the 2006 Plan. The potential payments are performance-driven and therefore completely at risk. There are no specific threshold or target amounts that can be determined with respect to any payouts of incentive compensation under the 2006 Plan for fiscal 2024 because any amounts payable are determined on a quarterly basis based on pre-approved percentages for each Named Executive Officer multiplied by the amount, if any, that net sales for the applicable quarter exceed net sales for the corresponding quarter in the previous year. Additional information regarding the business measurements and performance goals for determining the payments is described in the section entitled “Compensation Discussion and Analysis—Annual Incentive Plan” in this Proxy Statement. When determining the performance goals, the Compensation Committee did not place a limit on the non-equity incentive compensation that could be earned by the Named Executive Officers in fiscal 2024; however, the maximum amount of incentive compensation that any Named Executive Officer may earn in a 12-month period under the 2006 Plan is $10,000,000.
(2)
Represents performance-based awards of restricted shares with a portion of the vesting linked to EPS performance that are divided into three equal tranches, with awards based on achievement of certain annual EPS growth goals for each of 2024, 2025 and 2026, and with a portion of the vesting linked to relative TSR performance based on Skechers’ three-year total stockholder return performance from March 1, 2024 through February 28, 2027. The Named Executive Officers may earn between 0% and 200% of their respective “target” number of shares that were awarded based on performance relative to the performance objectives during the applicable performance period. Additional information regarding the performance objectives is described in the section entitled “Compensation Discussion and Analysis—Long-Term Incentive Program” in this Proxy Statement.
(3)
This column shows the number of shares of restricted stock units awarded in 2024 to the Named Executive Officers under the 2023 Plan. All scheduled vesting is subject to the executive’s continued service on the applicable vesting date.
(4)
This column shows the aggregate grant date fair value of stock awards in 2024, as calculated in accordance with FASB ASC Topic 718. See Note 8, “Stockholders’ Equity and Stock Compensation,” to our company’s Audited Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, for information concerning the ASC 718 values and the assumptions used to determine such values. For further information about the assumptions used to calculate the grant date fair value of the stock awards granted in 2024, see footnote (1) to the SCT above.
(5)
Represents restricted stock units scheduled to vest in three equal installments on March 1, 2025 and the first two anniversaries thereof.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table provides information on the outstanding stock awards, specifically unvested shares of restricted stock and restricted stock units, held by the Named Executive Officers as of December 31, 2024. Each stock award is shown separately for each of the Named Executive Officers. The market value of each stock award is based on the closing price of our Class A Common Stock as of December 31, 2024, which was $67.24. None of the Named Executive Officers held any outstanding option awards as of December 31, 2024. For additional information about stock awards, see the description of equity-based compensation in the section entitled “Compensation Discussion and Analysis—Long-Term Incentive Program” in this Proxy Statement.

	Stock Awards
Name of Executive	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Robert Greenberg	18,750	(1)	1,260,750	—		—
	37,500	(2)	2,521,500	—		—
	51,533	(3)	3,465,079	—		—
	59,650	(4)	4,010,866	—		—
	50,000	(5)	3,362,000	75,000	(8)	5,043,000
	51,532	(6)	3,465,012	103,068	(9)	6,930,292
	19,884	(7)	1,337,000	99,416	(10)	6,684,732
John Vandemore	3,750	(1)	252,150	—		—
	15,000	(2)	1,008,600	—		—
	20,080	(3)	1,350,179	—		—
	25,000	(4)	1,681,000	—		—
	20,000	(5)	1,344,800	30,000	(8)	2,017,200
	20,932	(6)	1,407,468	41,868	(9)	2,815,204
	8,334	(7)	560,378	41,666	(10)	2,801,622
Michael Greenberg	15,625	(1)	1,050,625	—		—
	31,250	(2)	2,101,250	—		—
	41,900	(3)	2,817,356	—		—
	48,550	(4)	3,264,502	—		—
	41,666	(5)	2,801,622	62,500	(8)	4,202,500
	43,732	(6)	2,940,540	87,468	(9)	5,881,348
	16,184	(7)	1,088,212	80,916	(10)	5,440,792
David Weinberg	12,500	(1)	840,500	—		—
	25,000	(2)	1,681,000	—		—
	33,500	(3)	2,252,540	—		—
	38,800	(4)	2,608,912	—		—
	33,334	(5)	2,241,378	50,000	(8)	3,362,000
	34,932	(6)	2,348,828	69,868	(9)	4,697,924
	12,934	(7)	869,682	64,666	(10)	4,348,142
Mark Nason	3,750	(1)	252,150	—		—
	7,500	(2)	504,300	—		—
	10,080	(3)	677,779	—		—
	15,000	(4)	1,008,600	—		—
	10,000	(5)	672,400	15,000	(8)	1,008,600
	10,500	(6)	706,020	21,000	(9)	1,412,040
	5,000	(7)	336,200	25,000	(10)	1,681,000
(1)
Represents restricted shares that vested on March 1, 2025.
(2)
Represents restricted shares that vested or are scheduled to vest, as the case may be, in two equal installments on March 1, 2025 and 2026, subject to the officer’s continued service through the applicable vesting date.
(3)
Represents restricted shares that vested or are scheduled to vest, as the case may be, in two equal installments on March 1, 2025 and 2026, subject to the officer’s continued service through the applicable vesting date.
(4)
Represents restricted stock units that vested or are scheduled to vest, as the case may be, in three equal installments on March 1, 2025, 2026 and 2027, subject to the officer’s continued service through the applicable vesting date.
(5)
Represents restricted shares that were earned by the Named Executive Officers based on our company achieving certain EPS performance-based metrics for 2023 and 2024, with the NEOs earning the maximum payout of 200% for those years, while there was no payout for 2022 because our company did not achieve certain performance-based metrics that year. The shares vested on February 4, 2025 and were issued on February 11, 2025 following certification of the vested shares by our Compensation Committee.

(6)
Represents restricted shares that were earned by the Named Executive Officers based on our company achieving certain performance-based metrics for 2023 and 2024, with the NEOs earning the maximum payout of 200% for those years. The earned shares will be eligible to vest no later than March 1, 2026, subject to continued service through such date.
(7)
Represents restricted shares that were earned by the Named Executive Officers based on our company achieving a certain performance-based metric for 2024, with the NEOs earning the maximum payout of 200% for that year. The earned shares will be eligible to vest no later than March 1, 2027, subject to continued service through such date.
(8)
Represents performance-based awards of restricted shares with vesting linked to our company's three-year total stockholder return in relation to the TSR performance of the S&P Retail Select Index from February 1, 2022 through January 31, 2025. The Named Executive Officers could have earned between 0% and 200% of their respective “target” number of shares that were awarded based on this stock performance comparison during the noted period. These awards are reflected in the table at the remaining maximum number of shares that may be earned based on performance through December 31, 2024. The shares underlying these awards vested on February 4, 2025 and were issued on February 11, 2025. Based on this stock performance comparison during the noted period, the NEOs earned a payout of shares equal to 149.51% of the “target” number of shares that were awarded. Robert Greenberg, John Vandemore, Michael Greenberg, David Weinberg, and Mark Nason were issued 56,066 shares, 22,427 shares, 46,722 shares, 37,378 shares and 11,213 shares, respectively.
(9)
Represents performance-based awards of restricted shares with vesting linked to EPS performance for 2025, and performance-based awards of restricted shares with vesting linked to relative TSR performance based on our company's three-year total stockholder return from March 10, 2023 through March 9, 2026. The Named Executive Officers may earn between 0% and 200% of their respective “target” number of shares that were awarded based on performance relative to the performance objectives during the applicable performance period. These awards are reflected in the table at the remaining maximum number of shares that may be earned based on performance through December 31, 2024. The exact number of shares that will be earned and eligible to vest at the end of the three-year period by each of them based on this performance-based vesting, if any, will be calculated and reported as they become eligible to vest over the three-year period.
(10)
Represents performance-based awards of restricted shares with vesting linked to EPS performance for each of 2025 and 2026, and performance-based awards of restricted shares with vesting linked to relative TSR performance based on our company's three-year total stockholder return from March 1, 2024 through February 28, 2027. The Named Executive Officers may earn between 0% and 200% of their respective “target” number of shares that were awarded based on performance relative to the performance objectives during the applicable performance period. These awards are reflected at the remaining maximum number of shares that may be earned based on performance through December 31, 2024. The exact number of shares that will be earned and eligible to vest at the end of the three-year period by each of them based on this performance-based vesting, if any, will be calculated and reported as they become eligible to vest over the three-year period.

Options Exercised and Stock Vested in Fiscal 2024

The following table provides information for the Named Executive Officers regarding the number of shares acquired in 2024 upon the vesting of restricted stock awards and performance-based awards, and the value realized, each before payment of any applicable withholding tax. None of the Named Executive Officers exercised any stock options in 2024.

	Stock Awards
Name of Executive	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert Greenberg	347,347	20,685,767
John Vandemore	63,593	3,899,756
Michael Greenberg	288,934	17,205,608
David Weinberg	231,138	13,763,903
Mark Nason	34,843	2,107,768

(1)
Amounts are calculated by multiplying the number of shares acquired on vesting of the related stock awards by the closing price per share of our company’s Class A Common Stock on the date of vesting.

Non-qualified Deferred Compensation Plan

The following table provides information about contributions, aggregate earnings and account balances under the Deferred Compensation Plan, as more fully described below, for the following Named Executive Officers who participated in the plan in 2024.

Name of Executive	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at December 31, 2024 ($)
John Vandemore	—	—	277,179	(92,592)	2,574,184	(4)
David Weinberg	1,489,819	—	568,859	—	12,855,377	(5)
(1)
The amount of the contributions made by the Named Executive Officer, as reported above, is also included in the Named Executive Officer’s compensation reported in the SCT for 2024 either as “Salary” or “Non-Equity Incentive Plan Compensation.”
(2)
The amount of contributions by our company is also included in the Named Executive Officer’s compensation reported in the SCT for 2024 as “All Other Compensation.”
(3)
The amount in this column represents the gains and losses by funds in which investments were made under the Deferred Compensation Plan. These amounts are not reported in the SCT.
(4)
Represents contributions of $2,578,753 made by Mr. Vandemore, which were also included in his compensation reported in the SCT for 2018 through 2024, as adjusted for contributions by our company, distributions and aggregate gains since he began participating in the Deferred Compensation Plan in 2018.
(5)
Represents contributions of $9,612,119 made by Mr. Weinberg, which were also included in his compensation reported in the SCT for 2013 through 2024, as adjusted for contributions by our company and aggregate gains since he began participating in the Deferred Compensation Plan in 2013.

Under the Deferred Compensation Plan, eligible employees, including our Named Executive Officers, are permitted to defer receipt of up to 75% of their base salary and 100% of their commissions and bonuses. A participant’s deferrals are deemed 100% vested at all times and are credited to an account balance. This account balance represents a participant’s entire interest under the Deferred Compensation Plan. The Deferred Compensation Plan provides the opportunity for us to contribute additional discretionary contributions to an eligible employee’s account if authorized by the Compensation Committee and subject to such terms and conditions as provided by the Compensation Committee.

A participant will receive his or her account balance following the first to occur of: (i) a separation from service, (ii) a specified date elected by the participant, (iii) disability, (iv) death (with account balance distributed to a designated beneficiary) or (v) an unforeseeable emergency (as determined at the sole discretion of the Compensation Committee). Generally, the account balance will be distributed in a single lump sum regardless of the payment event. If, however, a participant separates from service within two years following a change in control of our company, or separates from service with five years of service and the sum of his or her age and years of employment is at least 65 years, payment of the participant’s account balance under the Deferred Compensation Plan may be made in a series of payments over a period of two to ten years instead of a single lump sum (subject to a timely participant election). Similarly, if a participant has established one or more specified dates upon which to receive a distribution of his or her account balance (or a portion thereof) or becomes disabled, payment of the participant’s account balance under the Deferred Compensation Plan may be made in a series of payments over a period of two to five years instead of a single lump sum (subject to a timely participant election).

The Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. A “rabbi trust” has been established to satisfy our obligations under the plan. The Deferred Compensation Plan provides investment options, or fund media, amongst which participants make investment allocations that provide the basis on which gains and losses are attributed to account balances under the plan, and such options may change from time to time. In 2024, the Deferred Compensation Plan permitted participants to choose from among 33 investment options with rates of return for 2024 that ranged from (2.83)% to 33.45%.

Termination and Change of Control Benefits

The following table sets forth the estimated amounts the Named Executive Officers would have been entitled to receive had their employment with us terminated and/or a change in control of our company occurred on the last business day of fiscal 2024, which was December 31, 2024. These benefits do not include any amounts with respect to fully vested benefits under the Deferred Compensation Plan or the 401(k) Plan.

Name	Triggering Event	Cash Severance ($)		Value of Accelerated Restricted Stock ($) (1)	Total ($)
Michael Greenberg	Death/Disability	—		10,667,050	10,667,050
	Termination Without Cause or Resign For Good Reason	32,264,535	(3)	19,900,783	52,165,318
	Change in Control (2)	—		9,233,733	9,233,733
	Change in Control and Termination Without Cause	32,264,535	(3)	25,887,544	58,152,079
David Weinberg	Death/Disability	—		8,527,223	8,527,223
	Termination Without Cause or Resign For Good Reason	22,566,693	(4)	15,910,175	38,476,868
	Change in Control (2)	—		7,382,952	7,382,952
	Change in Control and Termination Without Cause	22,566,693	(4)	20,694,560	43,261,253
(1)
Represents the value of the acceleration of vesting of the Named Executive Officer’s performance-based restricted shares and time-based restricted shares, in accordance with the terms of the awards and based on the closing price of our Class A Common Stock on December 31, 2024, which was $67.24 per share.
(2)
Upon a “change in control” under the 2017 Plan and the 2023 Plan, outstanding time-based restricted stock awards are accelerated.
(3)
Represents an amount equal to the sum of $5,692,000, which was Mr. Greenberg’s annual base salary on December 31, 2024, plus $5,062,845, which was the annual incentive compensation that he earned in 2021, which is the highest amount of annual incentive compensation that he earned to date during the term of his Employment Agreement, multiplied by three, which represents the remaining three years of the term under his Employment Agreement as of December 31, 2024.
(4)
Represents an amount equal to the sum of $4,147,000, which was Mr. Weinberg’s annual base salary on December 31, 2024, plus $3,375,231, which was the annual incentive compensation that he earned in 2021, which is the highest amount of annual incentive compensation that he earned to date during the term of his Employment Agreement, multiplied by three, which represents the remaining three years of the term under his Employment Agreement as of December 31, 2024.

Incentive Award Plans

Upon a “change of control” under the 2017 Plan and the 2023 Plan, Robert Greenberg, John Vandemore, Michael Greenberg, David Weinberg and Mark Nason would be entitled to full vesting of their outstanding shares or units of time-based restricted stock, which would be valued at $11,258,195, $4,291,929, $9,233,733, $7,382,952 and $2,442,829, respectively, based on the closing price of our Class A Common Stock on December 31, 2024, which was $67.24 per share. With respect to the performance-based restricted stock awards granted to Robert Greenberg, John Vandemore, Michael Greenberg, David Weinberg and Mark Nason in March 2021, February 2022, March 2023 and March 2024, in the event of a “change of control”, such awards would remain eligible to vest over the three year performance period, and they would vest on an accelerated basis in accordance with the terms of the award if not assumed or replaced on such “change in control” or in the case of involuntary termination or the officer’s death or permanent disability following the “change in control”. Upon a “change in control”, if the performance-based restricted stock awards granted to Robert Greenberg, John Vandemore, Michael Greenberg, David Weinberg and Mark Nason in March 2021, February 2022, March 2023 and March 2024 are not converted, assumed or replaced by a successor entity, or in the case of their involuntary termination or the officer’s death or permanent disability, the value of their acceleration would be $19,947,774, $7,839,886, $16,653,811, $13,311,608 and $4,264,697, respectively, based on the closing price of our Class A Common Stock on December 31, 2024, which was $67.24 per share. Upon an involuntary termination without cause, voluntary resignation for good reason, death or permanent disability, in each case prior to a “change in control”, the value of the performance-based restricted stock awards granted to Robert Greenberg, John Vandemore, Michael Greenberg, David Weinberg and Mark Nason in March 2021, February 2022, March 2023 and March 2024 that would vest would be $12,748,546, $5,168,445, $10,667,050, $8,527,223 and $2,667,102 respectively, based on the closing price of our Class A Common Stock on December 31, 2024, which was $67.24 per share.

For additional information about change of control and accelerating vesting terms under the 2017 Plan, the 2023 Plan and the performance-based restricted stock awards, see the descriptions provided in the section entitled “Compensation Discussion and Analysis—Employment Agreements and Change of Control Provisions” in this Proxy Statement.

CEO Pay Ratio

We determined our median employee based on actual total compensation paid to our employees worldwide in 2023. We captured all employees as of December 31, 2023, consisting of 17,933 individuals globally, with approximately 52.3% of these individuals located in the U.S. and approximately 47.7% located outside of the U.S. Total compensation included base salary or wages based on our payroll records, annual cash incentive awards earned for 2023 and the grant fair value of equity awards granted during the measurement period. Earnings of our employees outside the U.S. were converted to U.S. dollars using an average currency exchange rate over the measurement period.

For 2024, we used the same median employee analysis as in 2023 because during 2024 there was no change in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure. We then determined our median employee’s total compensation for 2024. The annual total compensation of our CEO and our median employee were calculated in accordance with the requirements of the applicable SEC rules.

As noted above, we have a large global workforce, which largely consists of part-time employees paid on an hourly basis and working in our retail stores. Of the 9,383 individuals who worked in the United States, 56.8% were part-time employees, most of whom work in our domestic retail stores, including our median employee. A similar percentage of our non-U.S. workforce is also part-time employees. Accordingly, this had a significant impact on the calculation of our CEO pay ratio.

For 2024, our Chief Executive Officers’ annual total compensation, as disclosed in the SCT appearing on page 31, was $23,525,357, and the annual total compensation of our median employee was $10,918, resulting in a CEO pay ratio of 2,155 to 1.

Pay Versus Performance

Provided below is our company’s “Pay Versus Performance” disclosure as required pursuant to Item 402(v) of Regulation S-K under the Exchange Act. As required by Item 402(v), we have included:

(1)
A table that compares the total compensation of our Named Executive Officers as presented in the SCT for each year to pay calculated in accordance with Item 402(v) of Regulation S-K (referred to as “Compensation Actually Paid”, or “CAP”) and that compares CAP to specified performance measures;
(2)
A list of the most important measures that our Compensation Committee used in 2024 to link CAP to our company’s performance; and
(3)
Graphs and narratives that describe:
a.
the relationship between CAP and our cumulative total shareholder return (“TSR”), as well as the TSR of the S&P Retail Select Industry Index (“Peer Group TSR”); and
b.
the relationship between CAP and Net Income; and
c.
the relationship between CAP and Sales growth, which is our Company Selected Measure (“CSM”).

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the Named Executive Officers or how the Compensation Committee evaluates compensation decisions in light of the performance of our company or individual accomplishments. In particular, the Compensation Committee does not use CAP as a basis for making compensation decisions. Please refer to our “Compensation Discussion and Analysis” on pages 16 to 30 for a discussion of our executive compensation program objectives and the ways in which we design our program to align executive compensation with our company’s performance.

Pay Versus Performance Table

The following table reports the compensation of our PEO and the average compensation of the other NEOs as reported in the SCT for the past five fiscal years, as well as their CAP as calculated pursuant to SEC rules and certain performance measures required by the rules.

					Value of Initial Fixed $100 Investment Based On: (4)
Year (1)	SCT Total for PEO ($) (2)	Compensation Actually Paid to PEO ($) (3)	Average SCT Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (5)	Net Income (in thousands) ($) (6)	Sales Growth (in thousands) ($) (7)
2024	23,525,357	26,373,371	10,928,341	12,547,390	155.68	188.41	729,613	969,009
2023	18,837,938	34,468,589	8,642,185	16,163,934	144.34	168.04	649,923	555,792
2022	22,061,848	20,246,041	9,651,136	8,837,716	97.13	138.26	429,162	1,134,363
2021	24,014,341	29,363,412	9,714,407	12,040,298	100.49	202.49	815,632	1,696,757
2020	20,288,091	4,100,091	8,792,682	2,347,723	83.21	141.63	146,227	(629,114)

(1)
The PEO and other NEOs for all applicable years were as follows: Robert Greenberg served as our PEO and Messrs. Vandemore, Michael Greenberg, Weinberg and Nason served as the non-PEO NEOs.
(2)
Amounts reported in this column represent, as applicable, (i) the total compensation reported in the SCT for the applicable year in the case of the PEO and (ii) the average of the total compensation reported in the SCT for the applicable year for our other Named Executive Officers reported for the applicable year other than the PEO.
(3)
To calculate CAP, adjustments were made to the amounts reported in the SCT for the applicable year. The primary difference between the calculation of SCT total compensation and CAP is due to market fluctuations in our company’s stock price. Fair value or change in fair value, as applicable, of equity awards in the CAP columns below was determined as follows:
i.
For solely restricted stock awards with time-based vesting, the closing price of our Class A common stock on the applicable fiscal year-end date or vesting date;
ii.
For the performance condition component of the performance-vesting restricted stock, the same valuation methodology as for the restricted stock awards with time-based vesting except that year-end values were multiplied by a factor reflecting achievement of the probable outcome of the performance objective as of the measurement date (which for the December 31, 2024 measurement of our February 2022, March 2023 and March 2024 performance-based awards of restricted shares with vesting linked to EPS performance, the remaining open EPS performance periods were each at 100% of target); and
iii.
For the market condition component of performance-vesting restricted stock, using a Monte-Carlo simulation method, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objectives established for the respective award. For information on the inputs to our Monte-Carlo simulations, see footnote (1) of our Summary Compensation Tables for 2024, 2023 and 2022.

Given that the values in the columns for Compensation Actually Paid to our PEO and the other NEOs are significantly tied to our stock price as of the last day of the listed fiscal year, it is important to note that the values could have been dramatically different if other dates were chosen. To illustrate, in 2020, our stock price fluctuated from a low of $20.61 per share to a high of $43.88, with the closing share price on December 31, 2020 representing 82.09% of our 52-week high for 2020. In 2021, our stock price fluctuated from a low of $34.48 per share to a high of $54.54, with the closing share price on December 31, 2021 representing 79.90%

of our 52-week high for 2021. In 2022, our stock price fluctuated from a low of $31.72 per share to a high of $48.94, with the closing share price on December 31, 2022 representing 85.72% of our 52-week high for 2022. In 2023, our stock price fluctuated from a low of $41.66 per share to a high of $63.81, with the closing share price on December 31, 2023 representing 97.70% of our 52-week high for 2023. Lastly, in 2024, our stock price fluctuated from a low of $55.67 per share to a high of $75.09, with the closing share price on December 31, 2024 representing 89.55% of our 52-week high for 2024. Accordingly, the values in the columns for Compensation Actually Paid to our PEO and the other NEOs could have been significantly less if other dates were chosen or if our stock price happened to be lower on the last day of the listed fiscal year.

A reconciliation of the adjustments for the PEO and for the average of the other Named Executive Officers for 2024 is set forth in the table below.

			Average Non-
			PEO NEOs
		PEO ($)	($) (a)
Fiscal Year		2024	2024
Summary Compensation Table	(b)	23,525,357	10,928,341
Minus - Grant Date Fair Value of Stock Awards Granted in Year	(c)	(8,405,699)	(4,486,450)
Plus - Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards Granted in the Fiscal Year	(d)	9,328,487	4,978,977
Plus / Minus - Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(e)	2,876,101	1,513,642
Plus / Minus - Change in Fair Value at Vesting of Stock Awards Granted in Prior Fiscal Years	(f)	(950,875)	(387,120)
Compensation Actually Paid		26,373,371	12,547,390

(a)
See footnote 1 of the Pay Versus Performance Table for the Named Executive Officers included in the average for each year.
(b)
Represents Total Compensation as reported in the SCT for the indicated fiscal year. For the other Named Executive Officers, amounts shown represent averages.
(c)
Represents the grant date fair value of the stock awards granted during the indicated fiscal year, calculated in accordance with FASB ASC 718. See Note 8 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating these amounts.
(d)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, calculated in accordance with the methodology used for financial reporting purposes.
(e)
Represents the change in fair value, measured from the prior fiscal year-end to the indicated fiscal year-end, of stock awards that were granted in a prior fiscal year and were outstanding and unvested as of the indicated fiscal year-end, calculated in accordance with the methodology used for financial reporting purposes.
(f)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of stock awards that were granted in a prior fiscal year and which vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes.
(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)
The TSR Peer Group consists of the S&P Retail Select Industry Index.
(6)
Net income for fiscal years 2023, 2022, 2021 and 2020 has been revised to include net income attributable to noncontrolling interests.
(7)
We determined that Sales growth is the most important financial performance measure used to link CAP to our performance. In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. We believe our executive compensation program and the executive compensation decisions included in the 2024 SCT related disclosures appropriately reward our PEO and the other NEOs for Skechers’ and individual performance, assist us in retaining our senior leadership team and support long-term value creation for our stockholders. Refer to Performance Measures Used to Link Skechers’ Performance and CAP to the Named Executive Officers.

Performance Measures Used to Link Skechers’ Performance and CAP to the Named Executive Officers

The following is a list of financial performance measures, which in our assessment represent the most important measures used by us to link CAP for the Named Executive Officers in 2024. Please see the CD&A for a further description of these metrics, including how they are calculated for incentive purposes, and how they are used in our executive compensation program, including the annual bonus and 2024 long-term incentive program.

Most Important Company Performance Measures for Determining NEO Compensation
1	Sales Growth
2	EPS Growth
3	TSR - S&P Retail Select Industry Index

Compensation Actually Paid Versus Total Shareholder Return

As demonstrated by the following table, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to other NEOs generally align with our TSR over the five-year period reported in the chart, especially when considering the dramatic impact of COVID-19 on our financial results in 2020, during which no short-term incentive bonuses were paid to either our PEO or other NEOs.

Compensation Actually Paid and Net Income

The following table presents the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to other NEOs, compared to net income. While Skechers does not use net income as a performance measure in the overall executive compensation program, the measure of net income is broadly correlated with the measures of Sales growth and EPS growth, which Skechers uses in its short-term and long-term incentive compensation programs.

Compensation Actually Paid vs Net Income
Compensation Actually Paid (in millions)
$40
$35
$30
$25
$20
$15
$10
$5
$0
Net Income (in millions)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
2020
2021
2022
2023
2024
PEO
Other NEOs
Net Income

Compensation Actually Paid and Sales Growth

While Skechers’ sales growth is a key metric in our short-term incentive program for both our PEO and our other NEOs, as well as other senior management, compensation actually paid is less sensitive to sales growth because our executive compensation program prioritizes longer-term equity compensation primarily tied to our stock price and TSR, which we expect will continue to have a greater impact than sales growth on compensation actually paid.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2024 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders:
2023 Plan	1,393,870		—	5,807,480
2018 ESPP	—		—	3,360,412	(1)
Total plans approved by security holders	1,393,870	(2)	—	9,167,892	(3)
Total	1,393,870			9,167,892

(1)
We expect that approximately 121,000 shares will be issued with respect to the purchase period in effect under the 2018 ESPP as of December 31, 2024, which purchase period will end on May 31, 2025.
(2)
Amount does not include 1,877,084 shares of restricted stock, which were awarded under the 2017 Plan and the 2023 Plan, that were outstanding as of December 31, 2024. Performance awards are included based on the target number of shares that may vest.
(3)
The shares available for issuance under the 2023 Plan are available for issuance as restricted stock and other forms of equity-based compensation in addition to stock options, warrants and rights.

Relationship of Risk to Compensation Policies and Practices

In April 2025, our company's management and Compensation Committee reviewed our compensation programs, policies and practices for employees to ensure that, in design and operation and taking into account all of the risk management processes in place, they do not encourage excessive risk-taking. In particular, the following features of our compensation program guard against excessive risk-taking:

▪ Determination of incentive awards based on a variety of performance metrics, thus diversifying the risk associated with any single indicator of performance;

▪ Long-term compensation awards and vesting periods that encourage a focus on sustained, long-term results;

▪ A mix of fixed and variable, annual and long-term, and cash and equity compensation designed to encourage actions that are in our long-term best interest;

▪ Executive stock ownership guidelines that promote shareholder alignment; and

▪ SEC compliant clawback policy to ensure that incentive payouts are linked to accurate financial reporting.

The Committee has determined that these programs, policies and practices are not reasonably likely to have a material adverse effect on the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three non-employee directors who are independent under the standards adopted by the Board of Directors and applicable NYSE Rules and SEC standards. The Audit Committee is responsible for oversight and evaluation of (i) the quality and integrity of Skechers’ consolidated financial statements, (ii) the performance of Skechers’ internal audit and internal controls functions in addition to financial risk assessment and management applicable to Skechers, (iii) Skechers’ policies and procedures regarding transactions with related persons, (iv) the appointment, compensation, independence and performance of Skechers’ independent registered public accounting firm, BDO USA, P.C. (“BDO”), and (v) Skechers’ compliance with legal and regulatory requirements.

The Audit Committee has done the following:

•
it reviewed and discussed with Skechers’ management, internal finance staff, internal auditors and BDO, with and without management present, Skechers’ audited consolidated financial statements for the fiscal year ended December 31, 2024, management’s assessment of the effectiveness of Skechers’ internal control over financial reporting, and BDO’s evaluation of Skechers’ internal control over financial reporting;
•
it discussed with BDO the results of its examinations and the judgments concerning the quality, as well as the acceptability, of Skechers’ accounting principles and such other matters that Skechers is required to discuss with its independent registered public accounting firm under applicable rules, regulations and U.S. generally accepted auditing standards (including Auditing Standard No. 1301, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board); and
•
it received from BDO the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with BDO its independence from Skechers and management, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the fees paid to BDO during the year.

Based on our review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2024 be included in Skechers’ Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Respectfully submitted,

Morton Erlich, Chairperson

Zulema Garcia

Richard Siskind

This report of the Audit Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2024 and 2023

BDO provided services for the fiscal years ended December 31, 2024 and 2023 in the categories and amounts as follows:

Service	2024 ($)	2023 ($)
Audit fees (1)	3,405,279	2,442,180
Audit-related fees (2)	32,500	26,000
Tax fees (3)	855,992	243,900
All other fees (4)	20,700	7,700
Total audit and non-audit fees	4,314,471	2,719,780

(1)
These are fees for the audit of our annual consolidated financial statements, the review of condensed consolidated financial statements included in our quarterly reports, the attestation of the effectiveness of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, as amended, statutory audits and consultations regarding financial accounting and reporting.
(2)
These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)
These are fees for U.S. federal, state and international tax compliance and tax consulting.
(4)
These are fees for services related to the verification of compliance with laws or non-financial information.

BDO has served as our independent registered public accounting firm since 2013 and has been appointed by the Audit Committee to audit our annual consolidated financial statements for the year ending December 31, 2025.

Pre-Approval Policy

The Audit Committee’s Pre-Approval Policy provides for pre-approval of specifically described audit, audit-related, tax and all other services by the Audit Committee in order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Pre-Approval Policy also provides a list of prohibited non-audit services. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, the requested service will require specific pre-approval by either the Audit Committee or the Chair of the Audit Committee as delegated by the Audit Committee. The term of any pre-approved services is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically review and may revise the list of pre-approved services, based on subsequent determinations. Pre-approval fee levels for all services to be provided by the independent registered public accounting firm are established annually by the Audit Committee after the independent registered public accounting firm’s appointment for the then current fiscal year has been approved by the Audit Committee. Any fees for proposed services exceeding these levels will also require specific pre-approval by the Audit Committee. All services provided by our independent registered public accounting firm in 2024 were pre-approved in accordance with the Audit Committee’s pre-approval requirements.

Attendance at Annual Meeting

A representative of BDO will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Class A Common Stock and Class B Common Stock as of March 21, 2025 by (i) each of our directors, (ii) each of our Named Executive Officers, (iii) each person that we know to be a beneficial owner of more than 5% of either class of our Common Stock and (iv) all of our current directors and executive officers as a group.

Each stockholder’s percentage of ownership in the following table is based upon 131,329,824 shares of Class A Common Stock (which includes 1,128,952 shares of unvested restricted stock, as well as restricted stock units that vest within the next 60 days) and 19,313,651 shares of Class B Common Stock outstanding as of March 21, 2025. Our Class B Common Stock is convertible at any time into shares of Class A Common Stock on a one-for-one basis. Beneficial ownership is determined in accordance with SEC rules and regulations. In computing the number of shares of our Class A Common Stock beneficially owned by a person and the percentage of beneficial ownership of that person, shares of Class A Common Stock underlying notes, options, restricted stock units or shares of Class B Common Stock held by that person that are convertible or exercisable, as the case may be, within 60 days of March 21, 2025 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, unless otherwise indicated in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of Class A and Class B Common Stock set forth opposite such person’s name. Unless otherwise indicated in the footnotes below, the address of each beneficial owner listed below is c/o Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266.

Name of Beneficial Owner	Number of Class A Shares Beneficially Owned		Percentage of Class A Shares Beneficially Owned	Number of Class B Shares Beneficially Owned		Percentage of Class B Shares Beneficially Owned
5% stockholders:
FMR LLC	20,039,354	(1)	15.3%	—		—
Blackrock, Inc.	12,920,388	(2)	9.8%	—		—
The Vanguard Group, Inc.	12,626,633	(3)	9.6%	—		—
Skechers Voting Trust	13,619,670	(4)	9.4%	13,619,670	(5)	70.5%

Named Executive Officers and directors:
Robert Greenberg	17,927,384	(6)	12.0%	17,875,656	(7)	92.6%
Michael Greenberg	537,472	(8)	*	400,507	(9)	2.1%
David Weinberg	223,369	(10)	*	—		—
John Vandemore	100,282		*	—		—
Mark Nason	10,112		*	—		—
Katherine Blair	16,400	(11)	*	—		—
Morton Erlich	52,500	(12)	*	—		—
Zulema Garcia	14,400	(11)	*	—		—
Yolanda Macias	15,500	(11)	*	—		—
Richard Siskind	160,999	(11)	*	—		—
All current directors and executive officers as a group (11 persons)	19,058,419	(13)	12.7%	18,276,163		94.6%

* Less than 1.0%

(1)
Information is based on a Schedule 13G filed with the SEC on February 9, 2024 and represents the number of shares beneficially owned as of December 29, 2023. FMR LLC has sole voting power with respect to 20,037,718 shares and sole dispositive power with respect to 20,039,354 shares. Each of FIAM LLC and Fidelity Institutional Asset Management Trust Company beneficially owns shares of Class A Common Stock, with FMR LLC, Fidelity Growth Company Commingled Pool, Fidelity Management & Research Company LLC, Fidelity Management Trust Company and Abigail P. Johnson beneficially owning 5% or more of the outstanding shares of Class A Common Stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. The principal business office of FMR LLC is located at 245 Summer Street, Boston, Massachusetts 02210.

(2)
Information is based on a Schedule 13G filed with the SEC on February 5, 2025 and represents the number of shares beneficially owned as of December 31, 2024. BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 12,369,999 shares and sole dispositive power with respect to 12,920,388 held by BlackRock and certain of its subsidiaries. The principal business office of BlackRock is located at 50 Hudson Yard, New York, New York 10001.
(3)
Information is based on a Schedule 13G filed with the SEC on February 13, 2024 and represents the number of shares beneficially owned as of December 29, 2023. The Vanguard Group (“Vanguard”) has shared voting power with respect to 48,309 shares, sole dispositive power with respect to 12,436,141 shares and shared dispositive power with respect to 190,492 shares. The principal business office of Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)
Represents 13,619,670 shares of Class B Common Stock that are convertible at any time into shares of Class A Common Stock on a one-for-one basis. Beneficial ownership of these shares is described in greater detail in footnote 5 below.
(5)
Robert Greenberg is the sole trustee of the Skechers Voting Trust. During the remainder of the 15-year term of the Skechers Voting Trust (unless terminated sooner by the trustee), Mr. Greenberg has sole voting power and sole dispositive power with respect to all of these shares. Each beneficiary may withdraw the shares held by the Skechers Voting Trust in which he or she has an interest at any time, but only with the consent of the trustee. The principal business address of the Skechers Voting Trust is c/o Regina Brown, CPA, 21440 Ventura Blvd., Woodland Hills, California 91364.
(6)
Includes 17,875,656 shares of Class B Common Stock that are convertible at any time into shares of Class A Common Stock on a one-for-one basis and 7,212 shares of Class A Common Stock held by the Greenberg Family Trust (the “Trust”) that Robert Greenberg is deemed to beneficially own as a trustee of the Trust. His wife, Susan Greenberg, is also a trustee of the Trust and is also deemed to beneficially own all shares held by the Trust. Beneficial ownership of these shares is described in greater detail in footnote 7 below.
(7)
Represents 4,255,986 shares of Class B Common Stock held by the Trust and 13,619,670 shares of Class B Common Stock held by the Skechers Voting Trust. Mr. Greenberg may be deemed to beneficially own the shares held by the Skechers Voting Trust as its sole trustee, with sole voting power and sole dispositive power with respect to all of these shares. Mr. Greenberg disclaims beneficial ownership of any of these shares except to the extent of his pecuniary interest therein.
(8)
Includes 400,507 shares of Class B Common Stock that are convertible at any time into shares of Class A Common Stock on a one-for-one basis. Beneficial ownership of the 400,507 shares of Class B Common Stock is described in greater detail in footnote 9 below.
(9)
Includes 222,555 shares of Class B Common Stock held by the Michael Greenberg Trust that Michael Greenberg is deemed to beneficially own as trustee of such trust. All 400,507 shares of Class B Common Stock beneficially owned by Michael Greenberg have been pledged to secure a line of credit. The pledge agreement, prior to default, does not grant to the pledgee (i) the power to vote or to direct the vote of the pledged shares or (ii) the power to dispose or direct the disposition of the pledged shares.
(10)
Includes 178,708 shares of Class A Common Stock that David Weinberg, our Chief Operating Officer, Executive Vice President and a member of our Board of Directors, is deemed to beneficially own as sole trustee of The David Weinberg Trust dated September 7, 2000.
(11)
Includes 4,500 shares of Class A Common Stock underlying restricted stock units that are scheduled to vest within 60 days of March 21, 2025.
(12)
Includes 41,000 shares of Class A Common Stock held by The Erlich Family Trust that Morton Erlich, a member of our Board of Directors, is deemed to beneficially own as a trustee of such trust. Also, includes 4,500 shares of Class A Common Stock underlying restricted stock units that are scheduled to vest within 60 days of March 21, 2025.
(13)
Includes 22,500 shares of Class A Common Stock underlying restricted stock units that are scheduled to vest within 60 days of March 21, 2025 by our executive officers and Board of Directors.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our securities, to file with the SEC reports of initial ownership (Form 3’s) and reports of changes in ownership (Form 4’s and 5’s) of our securities. Officers, directors and greater than ten percent stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms that they file. Based on our review of copies of Form 3’s, 4’s and 5’s furnished to us as well as communications with our officers, directors and greater than ten percent stockholders, we believe that all of them complied with the filing requirements of Section 16(a) and we are not aware of any late or missed filings of such reports for the 2024 fiscal year, except that Philip Paccione filed one late report on Form 4 on June 6, 2024, reporting an award of restricted stock units on February 20, 2024.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

As provided in our Audit Committee Charter, the Audit Committee shall review (i) at least annually a summary of directors’ and executive officers’ related party transactions and potential conflicts of interest and our policies relating to the avoidance of conflicts of interest (which is discussed in the section entitled “Code of Business Conduct and Ethics and Corporate Code of Conduct” in this Proxy Statement), (ii) past and proposed transactions between our company, on the one hand, and any of our directors or executive officers, on the other hand, and (iii) policies and procedures as well as audit results associated with directors’ and executive officers’ expense accounts and perquisites, including the use of corporate assets.

Our Policies and Procedures for Related Person Transactions (the “Policy”), which was adopted by the Board of Directors as of March 8, 2007, covers any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (ii) we are a participant, and (iii) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity). A “Related Person” is (a) any person who is or was (since the beginning of the last fiscal year for which we have filed a Form 10-K and Proxy Statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director of Skechers, (b) a greater than five percent beneficial owner of our Class A Common Stock or Class B Common Stock or (c) an immediate family member of either of the foregoing.

Certain categories of transactions with Related Persons (such as transactions involving competitive bids) have been reviewed and pre-approved by the Audit Committee under the Policy. The Audit Committee shall review the material facts of all other transactions with Related Persons that require the Committee’s approval. If advance approval by the Audit Committee of a transaction with a Related Person is not feasible, then the transaction will be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. Factors that the Audit Committee will take into account include whether the transaction with a Related Person is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. No Audit Committee member will participate in any discussion or approval of a transaction with a Related Person pursuant to which he is a Related Person except for providing material information concerning the transaction. For those transactions with a Related Person that are ongoing, the Audit Committee, on at least an annual basis, shall review and assess ongoing relationships with the Related Person to determine that the transaction with the Related Person remains appropriate.

We have adopted changes to our policies and procedures to identify and report employees who, pursuant to Item 404 of Regulation S-K under the Exchange Act, are related to a Related Person and earned annual compensation equal to or greater than $120,000.

The following list of transactions with Related Persons includes all such transactions equal to or greater than $120,000 that took place since January 1, 2024. Each of these transactions was reviewed, and either approved or ratified, by the Audit Committee, pursuant to the policies and procedures discussed herein.

Related Person Transactions

During 2024, we paid $267,488 and $135,000 to The BeachLife Festival and The BeachLife Ranch Festival for Skechers marketing and sponsorship. The BeachLife Festival is owned and operated by BeachLife Festival, LLC, of which Michael Greenberg owns a 10% beneficial ownership interest. The BeachLife Ranch Festival is owned and operated by BeachLife Festival 2, LLC, of which Michael Greenberg owns a 10% beneficial ownership interest. Skechers had no outstanding accounts receivable or payable with any of these music festivals or their operating entities as of December 31, 2024.

During 2024, we paid $399,566 to the Redondo Beach Hospitality Company, LLC ("RBHC") for lodging, food and events, including the Company's 2024 holiday party at the Shade Hotel in Redondo Beach, which is owned and operated by RBHC. In addition, we made payments of $495,028, $597,063 and $126,534 to RBHC for lodging, food and events in 2023, 2022 and 2021, respectively, that were not previously reported. Michael Greenberg owns a 9% beneficial ownership interest in RBHC, and three other officers, directors and senior vice presidents of Skechers own in aggregate an additional 7% beneficial ownership in RBHC. Skechers had no outstanding accounts receivable or payable with RBHC or the Shade Hotel in Redondo Beach at December 31, 2024.

On July 29, 2010, we formed the Skechers Foundation (the “Foundation”), which is a 501(c)(3) non-profit entity that does not have any shareholders or members. The Foundation is not a subsidiary of, and is not otherwise affiliated with us, and we do not have a financial interest in the Foundation. However, Michael Greenberg and David Weinberg are officers and directors of the Foundation. During the year ended December 31, 2024, we made cash contributions of $2,000,000 to the Foundation and provided support services with a value of $300,000.

As of December 31, 2024, Robert Greenberg and Michael Greenberg owed unreimbursed expenses of $144,948 and $3,099, respectively, to Skechers. These amounts have since been repaid in the ordinary course of our reimbursement practices, which occurs on a regular cadence.

Jason Greenberg, Jeffrey Greenberg, Joshua Greenberg and Jennifer Greenberg Messer, who are the children of Robert Greenberg and also the siblings of Michael Greenberg, are non-executive employees of Skechers, and they earned total compensation of $6,183,967, $122,903, $5,476,325 and $331,289, respectively, in 2024. Marlene Greenberg, who is Robert Greenberg’s sister, is a non-executive employee of Skechers, and she earned total compensation of $400,472 in 2024. Chase Greenberg, who is the son of Michael Greenberg, is a non-executive employee of Skechers, and he earned total compensation of $1,519,331 in 2024. Andrew Bronstein, who is Michael Greenberg’s brother-in-law, is a non-executive employee of Skechers, and he earned total compensation of $196,910 in 2024. Danielle Coates, a personal acquaintance of Robert Greenberg, is a non-executive employee of Skechers, and she earned compensation of $135,544 in 2024. Miguel Escobar, who is Robert Greenberg’s brother-in-law, and who provided services as a consultant to Skechers, earned compensation of $165,000 in 2024.

Andrew Weinberg and Jeffrey Weinberg, who are the sons of David Weinberg, are non-executive employees of Skechers, and they earned total compensation of $943,260 and $663,424, respectively, in 2024.

During 2024, we paid $120,000 to El Camino Media Services, which provides music procurement services to Skechers. El Camino Media Services is owned by Jennifer Greenberg Messer's husband, Matthew Messer, who is the son-in-law of Robert Greenberg and the brother-in-law of Michael Greenberg. In addition, for each of the years from 2016 through 2023, we paid $120,000 to El Camino Media Services, which were not previously reported.

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Stockholder proposals intended to be presented at our next annual meeting of stockholders to be held in 2026 must be received at our principal executive offices no later than December 9, 2025 to be considered for inclusion in our Proxy Statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in our proxy materials. Stockholders who wish to nominate a director or submit a proposal for consideration at our annual meeting of stockholders to be held in 2026, but who do not wish to submit a proposal for inclusion in our Proxy Statement, must, in accordance with our bylaws, deliver a copy of the notice of their director nomination or proposal not later than ninety (90) days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. In either case, nominations and proposals should be sent by certified or registered mail, return receipt requested, to Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan

Beach, California 90266, Attention: General Counsel. Please also refer to the section in this Proxy Statement titled “Corporate Governance and Board Matters – Director Nominations.” Furthermore, stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and nominations for director candidates. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

In connection with our annual meeting of stockholders in 2026, we intend to file a Proxy Statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.

OTHER BUSINESS

Our Board of Directors does not know of any other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxy holders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Philip G. Paccione, Corporate Secretary

Dated: April 8, 2025

Manhattan Beach, California

SKECHERS U.S.A., INC. 228 MANHATTAN BEACH BLVD. MANHATTAN BEACH, CA 90266 ATTN: TED WEITZMAN SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 19, 2025 for shares held directly and by 11:59 P.M. ET on May 15, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SKX2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 19, 2025 for shares held directly and by 11:59 P.M. ET on May 15, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V65867-P27014 SKECHERS U.S.A., INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Michael Greenberg 02) David Weinberg 03) Zulema Garcia NOTE: Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting of Stockholders, or any adjournments thereof. You may attend the Annual Meeting of Stockholders via the Internet and vote during the Annual Meeting of Stockholders. Have the information that is printed in the box marked with the arrow on your Proxy Card or Notice of Internet Availability of Proxy Materials available and follow the instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V65868-P27014 SKECHERS U.S.A., INC. Annual Meeting of Stockholders Tuesday, May 20, 2025 at 1:00 PM This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Skechers U.S.A., Inc. a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 8, 2025, and hereby appoint(s) Katherine Blair and Yolanda Macias and either of them, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skechers U.S.A., Inc. to be held live via webcast at www.virtualshareholdermeeting.com/SKX2025 on Tuesday, May 20, 2025, at 1:00 PM Pacific Time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING Continued and to be signed on reverse side